                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):  APRIL 6, 2000



                        UPGRADE INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


        FLORIDA                     0-27649                   58-244-1311
    (State or other               (Commission               (I.R.S. Employer
     jurisdiction                 File Number)            Identification No.)
   of incorporation)



1411 Fourth Avenue - Suite 629 Seattle, Washington               98101
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (206) 903-3116


Former Name and Address (on Form 10-KSB filed March 7, 2000):

               Second CMA, Inc.
               7331 S. Meadow Ct.
               Boulder, CO 80301

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 2000 between Upgrade International Corporation ("Upgrade"), a Florida corporation, and Second CMA, Inc., a Colorado corporation ("2nd CMA"), all the outstanding shares of common stock of 2nd CMA were exchanged for 45,000 shares of common stock of Upgrade in a merger transaction in which Upgrade was the surviving company.

The Merger Agreement was adopted by the unanimous consent of 2nd CMA's Board of Directors and approved by the unanimous consent of its shareholders on April 3, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Upgrade on April 4, 2000.

Prior to the merger, 2nd CMA had 12,000,000 shares of common stock outstanding which shares were exchanged for 45,000 shares of common stock of Upgrade. By virtue of the merger, Upgrade acquired 100% of the issued and outstanding common stock of 2nd CMA. As a result of the merger, Grant W. Peck and Dean F. Sessions, the directors and executive officers of 2nd CMA, no longer control the registrant.

Prior to the effectiveness of the merger, Upgrade had an aggregate of 19,191,717 shares of common stock, par value $.001, issued and outstanding.

Upon effectiveness of the merger, Upgrade had an aggregate of 19,236,717 shares of common stock outstanding.

The Articles of Incorporation and Bylaws of Upgrade will be the Articles of Incorporation and Bylaws of the successor issuer. The directors and officers of Upgrade will be the directors and officers of the successor issuer. Daniel S. Bland, the President of Upgrade, owns approximately 32% of the outstanding equity securities of Upgrade, taking into account securities that permit Mr. Bland to acquire shares of common stock within the next 60 days, as follows:
4,000,000 shares and 1,000,000 warrants (exercisable at $0.25 per share and expiring 1/20/2001) owned by the Bland Family Trust, as to which Mr. Bland, as trustee, has sole voting and investment powers, 476,100 shares owned by International Internet Corporation, which Mr. Bland controls, and 650,000 options (exercisable at $0.25 per share and expiring 1/20/2004) owned directly by Mr. Bland. No other shareholder of Upgrade owns more than 5% of Upgrade's outstanding equity securities. As a group, the directors and executive officers of Upgrade (seven persons) own approximately 40% of the outstanding equity securities of Upgrade, taking into account securities that permit them to acquire shares of common stock within the next 60 days.

Upgrade is not aware of any arrangements which may result in a change of control of the registrant.

The Merger Agreement is filed as an exhibit to this report on Form 8-K and is incorporated in its entirety herein by reference. The foregoing description is modified by such reference.


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


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The consideration exchanged pursuant to the Merger Agreement was negotiated between 2nd CMA and Upgrade. The total consideration of approximately $1,425,000 will be accounted for as a financing expense in Upgrade's consolidated financial statements for the quarter ended June 30, 2000.

In evaluating Upgrade as a candidate for the proposed merger, 2nd CMA used criteria such as the value of the assets of Ugrade, Upgrade's current business operations and anticipated operations, and its business name and reputation. 2nd CMA determined that the consideration for the merger was reasonable.

Upgrade intends to continue its business and enhance shareholder value through the identification, acquisition and or development and commercialization of proprietary technology, both hardware and software, in the information technology industry.

BUSINESS OF UPGRADE

Upgrade International Corporation was incorporated in Florida on February 5, 1997, to identify, acquire and/or develop and commercialize proprietary technology, both hardware and software, in the information technology industry.

To date, Upgrade has implemented this objective by identifying and acquiring substantial interests in three companies, which collectively own certain patented and patent pending technologies, know-how and personnel capable of commercializing the technology.

The core technology that Upgrade acquired an interest in, through the acquisition of more than 50% of UltraCard, Inc., is a system for ultra high capacity data storage and retrieval in a credit card format. This technology is controlled through an exclusive license agreement that UltraCard holds from Cardtech Inc., along with certain patent applications and know-how developed within UltraCard Inc. Upgrade currently owns more than 50% of Ultracard.

A second developing technology and know-how, that Upgrade has acquired and is developing through a 50% interest in EforNet Corporation ("EforNet"), is a suite of software and an operating system which will reside on the UltraCard and will be capable of providing through the use of the UltraCard a means to achieve secure e-commerce transactions anonymously over the Internet. This technology is more fully described below in the EforNet business description, and has been developed in the most part by Mr. David Zucker who owns the remaining 50% interest in EforNet.

The third developing technology is a Web-enabled, transaction-processor software application that represents a significant advancement in the electronic distribution of information over the Internet. The primary market focus of this technology is in the medical industry, developing a medical card on a smart card platform, capable of providing a host of interrelated services on line including such things as pharmacology conflict analysis. This technology is controlled and is being developed by Centurion Technologies, Inc. ("Centurion"). Upgrade currently owns a 50% equity interest in Centurion.

In addition, Upgrade has proxies which permit it to exercise control over its subsidiaries.

Upgrade represents the strategic interface for each of the complimentary operating units. As such, Upgrade is active in the subsidiary business units providing strategic direction to the companies, financial and financing services, business and investor relations services and additional services facilitating the development of each business units operating plans. Upgrade will continue to seek other technologies and strategic partners within its area of business that it believes have strong potential, with a view to acquiring interests in such technologies and companies and providing support for their development. This may involve a combination of licensing agreements, various financing arrangements and joint development projects. Depending upon the circumstances, such ownership may be 100% or some partial amount as with the first technologies acquired. In those situations where the development of a core technology may serve various investees, Upgrade may internally develop technologies or products as well.

By allowing those individuals who are directly involved with the development of a certain technology to retain direct ownership interest in their technology, Upgrade believes that optimum focus and effort will be achieved and maintained for each technology. At such time as each company has achieved a product development stage which will secure its commercial success, Upgrade anticipates that a public offering of such entities' securities will occur, providing such company with its own direct access to capital for the commercialization of its products.

Upgrade anticipates continuing to hold its interest and maintain an active involvement with the companies and technologies it has developed.

To date, Upgrade has achieved a number of significant milestones as follows;

    - December 1997, Upgrade International Corp. was acquired by Mr. Daniel Bland and at that time Mr. Bland contributed certain business interests and commenced the development of Upgrade.

    - January 1998, Upgrade entered into a letter agreement for the acquisition of 20% of UltraCard Inc., and an option agreement to acquire a further 15% of UltraCrad Inc.

    - July 1998, UltraCard successfully demonstrated the "Proof of Concept", setting up a working model of the card and read/write systems which demonstrates the capability of placing 5,000,000 bytes of information on the magnetic stripe card, reading, writing erasing and replacing data.

    - August 1998, Upgrade renegotiates option agreement to increase acquisition of UltraCard Inc. to 50%.

    - February 1999, Upgrade commences trading on the Frankfurt stock exchange.

    - February 1999, Upgrade forms EforNet Corporation owned jointly with Mr. David Zucker for the development of application software and an operating systems for the UltraCard.

    - May 1999, Upgrade acquired Centurion Technologies Inc., developing a medical application on a smart card platform, with a view to an conversion to the UltraCard.

    - September 1999, Upgrade completes the acquisition of more than 50% of UltraCard Inc.

    - November 1999, UltraCard Inc. demonstrates technology in Las Vegas during Comdex, inviting OEM's, financiers and the press.

    - November 1999, UltraCard licenses from Ampex Corporation a license for use of the patented Keepered Media technology on magnetic cards.

    -   December 1999, Upgrade acquires a further 1% of UltraCard Inc.

    - February 2000, Upgrade commences working with Emprise Management Group AG for the commercialization beta testing of the UltraCard.

    - February 2000, UltraCard enters into cooperative affiliation with SciVac to produce a computerized sputtering system for UltraCard's advanced memory card technology. This represents the initial step towards commercial production of the card.

At the present time, the management of Upgrade is comprised of the President, Mr. Daniel Bland, an active Director, a corporate secretary and a group of contractors providing a variety of services to Upgrade and its subsidiaries in North America and Europe. Upgrade's head office is in Seattle at 1411 Fourth Avenue, Suite 601, Seattle Washington, with the operations of the subsidiaries in Redmond, Washington and two locations in California.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

You should not relay on forward-looking statements in this report. This report contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this report. Upgrade's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Upgrade described in "Risk Factors" and elsewhere in this report. Where the context requires, references to years for accounting purposes refer to fiscal year ending September 30.

Management Discussion and Analysis - Upgrade International Corp.

Upgrade and its subsidiaries are a development stage enterprise.

From the date that Upgrade was acquired by Mr. Daniel Bland (through International Internet Corp.) in December 1997, Upgrade has been focused upon raising financing in order to effect the completion of the acquisition of equity interests and commercialization of a group of companies, holding and developing synergistic technologies. Upgrade in all cases acquired equity interest in its subsidiary companies in excess of 50% (including voting proxies). In aggregate to December 31, 1999 Upgrade has raised $14,504,184 by way of the sale of common stock and stock subscriptions, and $1,000,000 by way of issuance of a convertible debentures. Subsequent to December 31, 1999, Upgrade raised a further $4,400,000 through a sale of its common stock.

The following table sets forth certain financial highlights providing on a consolidated basis key financial data of Upgrade:


                               Quarter ended   Quarter ended     Year ended       Year ended
                                December 31,    December 31,      September        September
$ US Funds                         1999             1998           30,1999          30,1998
----------                     -------------   -------------     ----------       ----------
Total assets                    5,375,517          218,914        6,547,560          217,611

Total current liabilities       1,969,099          427,754        2,551,219          347,347

Long term debt                    621,080               --               --               --

Common stock & paid in
capital                        17,056,973        1,564,788       14,440,050        1,083,794

Research and development          916,008          193,180        6,229,331          632,636

General and Administrative

expenses                        1,719,244          220,125        1,972,283          404,862

Net loss                        2,930,557          559,781       10,623,048        1,213,530

Loss per share                        .16              .04              .79              .15


The reader should take into account in comparing the data reflected in the preceding table the fact that in the December and September 1998 data Upgrade did not reflect the net assets or results of operations of UltraCard Inc., Centurion Technologies Inc., or EforNet Corporation on a consolidated basis. However the results of operations in both September and December 1999 reflect the results of operations of Centurion and EforNet on a consolidated basis. December 1999 financial statements also reflect UltraCard's results of operations. The individual financial statement summaries for each of those subsidiaries is provided in a separate schedule in the section of this report addressing each of those operations.

The research and development expenditures incurred by Upgrade are comprised of both direct research and development expenditures, and the acquisition of "in-process research and development".

Acquisition costs - UltraCard

With respect to the acquisition of UltraCard, Inc., Upgrade invested $7,950,000 into UltraCard for the acquisition of more than 50% of the issued and outstanding common stock of UltraCard. The purchase price paid in excess of the fair market value of identifiable assets acquired and liabilities assumed has been allocated to "in-process research and development" aggregating $4,193,870 in fiscal year 1999, $423,857 in 1998.

The projects acquired relate to a specially designed reader/writer and a credit card size storage card. More specifically, UltraCard uses conventional hard disk media and technology and stores the information to a credit card instead of a hard disk. This has enabled the ability to write and read high amounts of data in a fast efficient manner from and to a credit card. The in-process research and development projects referred to above relate to the density of data managed, the nature of the surfaces, the speed of transmission of the data, the integration of operating and application software, and the protection of the data integrity.

During 1998, the initial investment into "in-process research and development" provided for the development of a "proof of concept" demonstration for a group of analysts, in which a working model of the drives and various types of removable media could be processed through read, write and erase cycles, verified by oscilloscope.

During 1999, the projects comprising "in-process research and development" included three read/write form factors and ten credit card designs. In addition, DOS software was replaced with Windows and all prototype boards were built using etched boards. As previously addressed in November 1999, Upgrade unveiled its technology demonstrating four alpha x/y read/write units with ceramic material credit cards.

Upgrade expects to complete a phase II demonstration product by June 2000 which will represent the first unit upon which Beta test programs may commence in various industries. The operating costs to complete the above-referenced stage of development will be approximately $3,500,000.

The technological challenges of the phase II demonstration model are to establishing the optimal combinations for specific applications of, data density, speed of transmission, size and operating configuration of read/write devices, software platform, application software, and maintenance of data integrity in variable environments including protection against intentional unauthorized access to the data.

The economic benefits from the in-process research and development are expected to be immediate, so that licensing arrangements can be established once the phase II demonstration model is complete.

The risk associated with not completing the development of this operating model within a reasonable time is minimal as Upgrade is not faced with unresolved technological challenges, but rather selection among various alternatives or the best combination of alternatives for initial product launch.

Upgrade will then embark upon a substantive commercialization phase of development more fully described in the UltraCard section of this document.

Acquisition Costs - Centurion

In addition to the in-process research and development related to UltraCard's acquisition of UltraCard Inc., in May 1999 Upgrade acquired 50% of Centurion Technologies Inc., for $1,100,000 of which $803,076 has been allocated to "in-process research and development".

Centurion Technologies Inc. has developed expertise in the areas of smart card technology and online transmission and management of data.

The target market or initial application of the Centurion product and technology will be in the medical industry. The projects comprising in-process research and development related to work by Centurion focused upon establishing security features, maintaining data integrity and effective data management and transmission techniques. Upgrade has commenced development on a joint basis with the University of Illinois at Chicago of a real-time, on-line, interactive, MD-based order entry system. The system is designed to maintain the user's personal and medical information on a data storage card.

The estimated research and development costs to complete the project is approximately $1.9 million dollars with revenues commencing immediately thereafter.

Liquidity

At December 31, 1999 Upgrade had a working capital balance of $1,659,323. This was further augmented from a financing made by way of the sale of common stock in February 2000 of $4,400,000. Upgrade has entered into funding arrangements with each of its consolidated subsidiaries (more fully described in each companies section below) and accordingly is responsible for the funding of their operations. Upgrade does so by the sale of common stock,


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


and long term debt arrangements. The ongoing ability of Upgrade to maintain the funding requirements of its subsidiaries is dependent upon its ability to raise additional debt or equity capital. In the event that Upgrade is unable to do so, or if certain strategic partners enter into an agreement with Upgrade to do so, the working capital requirements of the subsidiary companies may be met by others. This may cause substantial dilution to the interest of Upgrade in its subsidiary companies or, if they are unable to raise financing independently, they may not be capable of carrying on the development of their operations.

Capital resources

At the date of the most recent financial statement (December 31, 1999), Upgrade did not have any specific commitments for significant capital expenditures. However, on February 25, 2000, subsequent to the most recent financial statements, UltraCard entered into an agreement with SciVac for the development and acquisition of a sputtering system to be developed by SciVac for the production of thin film coating for magnetically encoded credit cards. The capital commitment for the sputtering systems is $3,000,000 and will be paid from operating capital pursuant to the payment terms provided for in the contract. The acquisition of this system logically will result in the acceleration of a number of capital expenditures related to the development of a production facility. The cost of this development in the next year is estimated to be in the range of $20M to $30M, to be funded in part by Upgrade and in part by the issuance of equity securities by UltraCard Inc.

Certain of Upgrade shareholders hold a right of first refusal to fund future financings.

Results of Operations

Research and development expenses acquired and incurred during fiscal year 1999 aggregate $6,229,331 (1998 - $632,636) and are more fully addressed in the preceding sections. In addition, Upgrade has incurred general and administrative expenses of $1,972,283 in 1999 and $1,642,125 (none in 1998) in selling and marketing expenses (1998 - $404,862). These 1999 results of operations reflect UltraCard on an equity basis showing the proportional interest that Upgrade held in UltraCrad Inc. over the year which finally resulted in a more than 50% interest by September 30, 1999. In addition, the results reflect on a consolidated basis the results of EforNet Corporation from February 1999 and the results of Centurion Technologies Inc. from the date of acquisition, May, 1999.

        BUSINESS OF ULTRACARD, INC.


ULTRACARD, INC. NATURE OF BUSINESS AND INTENDED USE OF ASSETS

UltraCard is a Nevada corporation which was formed in 1997. It is headquartered in Campbell, California, and has research and development facilities in Campbell, San Jose, and Newport Beach, California. UltraCard's principal assets are patented and unpatented proprietary intellectual property, that it either owns or holds a license to use. See "Intellectual Property." UltraCard is a development stage company; its operations to date have principally been limited to research and development activities.

DEVELOPMENT ACTIVITIES

UltraCard has created a product that looks like a credit card, but functions like a computer disk. UltraCard intends to market this product under the tradename UltraCard(TM). The UltraCard's principal advantages over current credit card technology are greatly enhanced memory capacity and the ability to change the stored data (also referred to as "read/write capability") and to protect that data from unauthorized access and from being demagnetized.

     Memory. UltraCard's technology is intended to provide a high capacity memory in a card format. In its current state of development, the UltraCard stores 5 megabytes (i.e., 5,000,000 bytes) of unformatted data as compared to current magnetic strip cards, which store 265 bytes.

     Read/Write. Unlike the magnetic strip card, the UltraCard technology allows data stored on the UltraCard to be easily removed and changed (much like a computer disk). In order to change the information on its card, UltraCard is developing a device, to be marketed under the tradename UltraDrive(TM), that will be designed to read information from and write information on to the card. UltraCard has not yet completed the design of the UltraDrive, which will be based on exiting read/write technology and is intended to function in much the same manner as the hard drive found in most personal computers.

     Manufacturing. UltraCard plans to manufacture its cards directly and to enter into strategic alliances with third-parties for the manufacture of UltraDrives. UltraCard has entered into and agreement for "second source" production (i.e., in addition to its own manufacture) of its cards with SciVac, and during March 2000, UltraCard acquired from SciVac for $3,000,000 equipment which deposits UltraCard's proprietary magnetic memory capacity to the UltraCard(TM) UltraCard has also entered into an agreement with SciVac for SciVac to assemble the manufacturing equipment at UltraCard's northern California facility, and SciVac has agreed to allow UltraCard to manufacture cards necessary for beta-site testing at SciVac's northern California facility. UltraCard had entered into preliminary negotiations with established disc drive manufacturers and contract engineering firms for the completion of design and manufacture of the UltraDrive but has not yet entered into any final agreements for these matters.

COMPETITION

     UltraCard's intended market is highly competitive and is dominated by any number of very large companies, all of which are larger, better capitalized, and more established than UltraCard. The competitors for the magnetic strip card market include, Banks, Visa, MasterCard, and American Express, as well as Schlumbergera, Gemplus and Bull. In addition, there are numerous competitors in the "smart card" industry and other companies that are seeking to develop products similar to UltraCard.

INTELLECTUAL PROPERTY

     UltraCard relies primarily on a combination of patents, trademarks, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property assets. Defense of these types of assets can be difficult and costly, and there is no assurance that UltraCard will be able to effectively protect all of its intellectual property assets from misappropriation by competitors. If UltraCard is unable to protect its intellectual property assets, its financial condition and business would be materially and adversely affected.

     Patents. UltraCard holds, through an exclusive license with CardTech, Inc., a patent on its Magnetic Card Reader and Method. This patent, which was issued on April 21, 1992 (Number 5,107,099), includes the apparatus and method for a magnetic storage memory and readout for a credit card sized memory. UltraCard also holds, through an exclusive license with CardTech, Inc., a Continuation in Part on that patent which includes optical recording, oscillating recording and various types of card substrates. UltraCard is in the process of purchasing patents pertaining to memory storage modules for applications of the Personal Computer Memory Card International Association (commonly known as "PCMCIA").

      Patents Pending. UltraCard has pending two patent applications (one Provisional and one Regular) for a linear and a high speed rotary portable storage apparatus and methods for using the apparatuses. These patents include optical, magneto-optical, near field, far field, vertical and other modern recording technologies, all contained on a credit card-like portable memory. These two patent applications are very broad and UltraCard's patent counsel expects that the United States Patent Office will break them up into at least 20 separate patents. UltraCard also has pending a patent application for a data storage unit with an embedded but accessible storage member including the read/write apparatus and methods for using the unit. This patent application is also very broad and UltraCard's patent counsel believes that it may result in 10 to 12 separate patents.

      Licensed and Proprietary Technology. UltraCard has licensed technology arising from six patents held by AMPEX Corporation to exclusively use modern enhancements to hard disk and particulate media. In addition, UltraCard holds certain proprietary technology related to security, fraud protection, and privacy enhancement for its portable memory technology.

               PLAN OF OPERATION FOR CURRENT FISCAL YEAR


UltraCard will continue to focus on increasing the storage capacity of the ULTRACARD(TM), currently at 5 MB, while developing commercial applications that take advantage of the improvements offered by UltraCard. UltraCard is currently developing e-commerce applications, a highly secure Department of Defense application, and a point of sale ATM. UltraCard has budgeted approximately $9.8 million for such research and development efforts in fiscal year ending September 30, 2000. During fiscal year 2000, UltraCard anticipates increasing the number of employees dedicated to Research and Development Department from 10 to 40. During fiscal year 1999, UltraCard spent $1,195,828 on research and development with an average of approximately 6 employees working on research and development during the year.

UltraCard is vertically integrating the manufacturing facility and plans to be capable of producing 1 million cards per day by the end of first quarter 2001. UltraCard has budgeted approximately $19.5 million for 2000 for the development of production capacity. UltraCard plans to add an additional 20 employees to the Production Department.

Sales and Administration will increase to 5 employees from the current 3 employees. UltraCard plans to increase sales and marketing expenditures in 2001 by $9.7M

UltraCard is a development stage company. To date it has had no material revenues. UltraCard's operations have been funded by equity investments in the company and by loans from Upgrade. In Fiscal Year 1999, ended September 30, 1999, UltraCard spent $1,195,828, $1,087,712 respectively, on research and development and the balance on general and administrative expenses.

The detailed financial statements for UltraCard for the two fiscal years ending September 30, 1998 and 1999, and two quarters ended December 31, 1998 and 1999 are reported in the financial statements attached hereto. The schedule below is a summary of financial highlights reflecting the financial position and results of operation of UltraCard Inc. for the last two fiscal periods and latest quarterly financial information provided on a comparative basis.

                              Quarter ended   Quarter ended   Year ended   Year ended
                              December 31,    December 31,     September    September
$ US Funds                        1999            1998          30,1999      30,1998
----------                    -------------   -------------   ----------   ----------
Total assets                    2,608,178         600,245      4,083,468      260,380

Total liabilities               1,021,002         658,679        682,077      604,532

Common stock & paid in
capital                         9,414,002       2,130,464      9,414,002    1,829,577

Research and development          651,439          43,233      1,195,828      385,528

Royalty & license fee             162,500         104,862      1,484,636      345,125

Administrative expenses         1,025,720         168,387      1,087,712    1,146,039

Net loss                        1,814,215         315,169      3,738,882    1,873,729

Loss per share                        .16             .05            .56          .42


Research and development expenditures from inception to December 31, 1999 aggregate $2,232,795. In addition, general and administrative costs and selling and marketing from inception aggregate $2,759,388 and $500,083 respectively. Together these expenditures have brought UltraCard to the stage of a Phase I, set of demonstration models which were provided for viewing by industry personnel in November 1999.

UltraCard entered into a royalty and licensing agreement with CardTech Inc. on October 10, 1997 which provides to UltraCard the rights to certain technology and know-how concerning card-based storage media and read/write systems covered by certain patents and patent applications. Under the terms of that agreement, UltraCard issued 2,500,000 shares of common stock to the owner and other individuals involved in the development of the patented technology. The royalty and license fees of $1,484,636 for fiscal year ended September 30, 1999 (1998 - $345,125) reflect payments that are required to be made to CardTech Inc. UltraCard's president is also the majority shareholder in CardTech Inc. Under the terms of the licensing agreement, UltraCard paid $30,000 for initial licensing fees, $950,000 in minimum royalty fees and $1,009,813 in capital fees during the years ended September 30, 1999 and 1998.

Future commitments under this agreement are described in the notes to the UltraCard, Inc. financial statements attached thereon.


               Liquidity


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
At December 31, 1999 UltraCard had a working capital balance of $109,967. Subsequent to the September 30, 1999 acquisition aggregating $7,950,000 from Upgrade, UltraCard is funded as required by Upgrade, which provides for debt financing on mutually agreeable terms between the companies, up to the time that UltraCard completes an initial public offering, if any, of its common stock. Subsequent to the quarterly balance sheet date December 31, 1999, and the date of filing, Upgrade has funded UltraCard an additional $2.75 million dollars under the terms of the exclusive funding arrangement between the parties. The ongoing liquidity requirements of UltraCard are to be funded by Upgrade until such time as UltraCard completes its initial public offering, if any.

Upgrade has in turn provided to certain shareholders of Upgrade, pursuant to a private placement memorandum entered into by UltraCard, at the shareholders' request, the opportunity to participate in financing the operations of Upgrade's subsidiary companies.

Further, Upgrade has had discussions with a potential strategic partner, for equity financing, providing to that strategic partner a minority equity interest in UltraCard. These negotiations are in an early stage and no reportable commitments have been arrived at to date.

               Capital resources

At the balance sheet date, December 31, 1999 UltraCard was not party to any commitments for capital expenditures.

However, as previously provided, UltraCard entered into an agreement with SciVac for the development and acquisition of a sputtering system to be developed by SciVac and provided to UltraCard, for the production of thin film coating for magnetically encoded credit cards. The capital commitment for the sputtering systems is $3,000,000 and will be paid from operating capital pursuant to the payment terms provided for in the contract. The acquisition of this system logically will result in the acceleration of a number of capital expenditures related to the development of a production facility. The cost of this development in the next year is estimated to be in the range of $20M to $30M, to be funded in part by Upgrade and in part by the issuance of equity securities by UltraCard.

UltraCard is currently in the process of entering into a long term commitment to lease a 66,000 square foot production facility in Campbell, California. The lease is expected to commence in June 2000 and the facility will serve as both the primary production facility for the UltraCard as well as a research and development center.

               Results of Operations

The results of operations to date reflect continuing losses in UltraCard, due to the fact that UltraCard is engaged in development activities. The extent of development activities have been accelerating and total losses have increased from $1.9 million dollars for fiscal year ended September 30, 1998 to $3.8 million dollars for fiscal year ended September 30, 1999. These losses are expected to continue until the first significant revenues are received from licensing of UltraCard's technology. This revenue should follow or be in conjunction with the development of operating beta projects which are expected to take place in the last two quarters of calendar year 2000; however these revenues are not expected to generate profitability to UltraCard. Revenues from product sales are expected to develop within the 2001 fiscal year.


        BUSINESS OF EFORNET CORPORATION


EforNet Corporation (EforNet) was formed by Upgrade in February, 1999, to pursue opportunities offered by the burgeoning market for electronic commerce (eCommerce) over the Internet. EforNet has designed secure transaction software intended to offer possibly the first "open architecture" solutions for monetary transfer in this market.

One problem eCommerce faces today is people's wariness of the ordering process. The Internet is an open communications medium. Messages to and from correspondents using the Internet may pass through many switching points before they are completed. The press has made much of the fact that it is possible for bad guys to intercept such messages. This raises the general fear in the public's mind that transmission of private messages and monetary transactions over the Internet may be intercepted. These fears are not entirely unfounded. Such activities do take place.

eCommerce activity is increasing even in the face of such security fears. But it is not increasing at a fast enough pace to assure the success of early eCommerce merchants, especially those relying on mass-market appeal for high volume business. While Internet usage is increasing in geometric proportions on a worldwide basis, the use of eCommerce does not seem to be keeping pace. In order that eCommerce becomes a successful method for distribution of goods and services in the future, the general public must accept it as being no less secure than buying groceries using a bank debit card. EforNet intends to assist in making this transition happen.


               THE EFORNET SOLUTION


EforNet's objective is to offer the first "open architecture" software for Internet secure monetary transactions. The open architecture of EforNet software is the first element necessary to reach EforNet's objective of producing the worldwide standard for eCommerce transactions. OpenWallet(TM) and OpenRegister(TM) are designed to work on virtually any client or server platform available today. There are no barriers to widespread proliferation based upon conflicting technical standards.

The second element that is necessary for reaching worldwide standard status is widespread use of the EforNet software. EforNet intends to distribute OpenWallet(TM) through its own website, as attachments to Internet related programs (such as browsers), and through widespread distribution on floppy disk and CD-ROM media. All of these distributions are intended to be free to the user.

Concurrent with free distribution of OpenWallet(TM), EforNet intends to establish business alliances with eCommerce clearinghouses, credit card companies and banks. This is the third key element to reach EforNet's objective. Such business arrangements would be established to encourage the use of OpenRegister(TM) server software as a complement to the growing use of OpenWallet(TM) client software.

Commencing before the time that OpenWallet(TM) and OpenRegister(TM) are introduced, EforNet plans to begin a media awareness campaign in print, radio, television and Internet formats that would include extensive advertising of product security features. EforNet also intends to rely on a combination of publicity and advertising to achieve its goals of universal acceptance of the security of eCommerce transactions in general and of the reliability of OpenWallet(TM) and OpenRegister(TM) in particular. This public awareness and acceptance campaign is a critical fourth element to EforNet's success.

The fifth and final element to EforNet's success is distribution of developer packages to all interested software developers. In addition to free distribution of OpenWallet(TM) and sale of OpenRegister(TM), the software suites would be available to software developers for further enhancement of function and capability. The "open architecture" of EforNet software is expected to encourage developers on a worldwide basis to enhance the software for more and more applications over time.

All five of these elements combined are intended to overcome the ordinary person's reluctance to buy over the Internet. EforNet believes that this goal can be attained within the next 3 years.

        BUSINESS OF CENTURION TECHNOLOGIES, INC.

Centurion Technologies, Inc. ("Centurion") is a systems and communications developer that has created a database system that provides secure network services to the medical, educational and government markets. Centurion was formed in November 1996. Its offices are located in Redmond and Bellevue, Washington. In addition, a marketing and sales office is located in Silicon Valley (Campbell, CA). Upgrade holds a 50% equity interest in Centurion.

Centurion's founders, John A. French, David J. Lee, Robert D. Highley, M.D., and Dale D. Smith bring together their expertise in the areas of applied software development, Smart Card integration, and medical background qualifications.


               THE TECHNOLOGY

Centurion has designed a Web-based software application that manages data stored on a "smart card" and has the capability of disseminating private, as well as critical, information securely, easily and efficiently. The product currently uses the available Smart card technology, which will hereafter be referred to as "data storage technology." The application can be accessed through any dial up, dedicated, hard-wired (Ethernet) or wireless connection running over a Virtual Private Network (VPN) or Windows NT Web or LAN Server.

The centerpiece of the Centurion product line is the interactive software known as Electronic Portable Record Interactive Manager (EPRIM(R)). EPRIM(R) is designed to connect any person around the globe with real time, encrypted data transfer. Once entered, the information is stored onto a server. That information can be securely retrieved and selectively stored on a person's data storage card for subsequent use.

               HEALTH MARKETS

Centurion's medical division makes patient data readily available in a secure, universally accessible, digital format. EPRIM(R) is designed to store and manage personal demographic and medical data and deliver the information in real-time.

By providing a card with information such as a person's medical, insurance and personal data protected by a confidential code, physician access and Rx prescription services are streamlined, and errors in treatment and medication are decreased. In addition, fraud is controlled, and the patient is given the ability to selectively release information when and where it is needed. The card can provide better billing and inventory control within a medical facility, faster settlement with insurance providers, and cut administrative costs all around.

Centurion's lead pilot project is a healthcare order entry program named MD Order System. Using a data storage card and the EPRIM(R) application software, the project provides a real-time, on-line, interactive, MD-based order entry system. The system is designed to maintain the user's personal and medical information on a data storage card. Each segment of the healthcare delivery network will see immediate advantages of a fully automated electronic order entry system, including the Health Delivery Providers (HMOs, PPOs), Physicians, Pharmacists, Insurers and Patients. The pilot project is sponsored by the University of Illinois at Chicago.

               EDUCATION MARKETS

Centurion's lead market launched product is EPRIM ED, a multi-application Web-enabled data storage card developed for the University of Illinois at Chicago. The project is being released into the first pilot phase in May 2000, with additional software code to be integrated to expand the capabilities of the total EPRIM Brand to include full system management for our fast growing markets in: Government, Healthcare, Education and Commercial organizations.

               GOVERNMENT & INSTITUTIONAL MARKETS

By utilizing the latest technology and maintaining an understanding of evolving legislative and government regulations impacting privacy and security data communication, Centurion is becoming a leader in the public sector. The product is in the final stages of initial project implementation with:

    1)  The University of Illinois at Chicago

    2)  Canadian Indian Health Care Program

    3)  Federal Government Smart Card Program

    4)  Department of Defense Health Records Automation Program

               MARKETING STRATEGY

Strategic alliances are being formed with software developers and data storage card manufacturers in the EPRIM software application. Centurion has also developed relationships with manufacturers of peripheral devices, leading to opportunities for new software applications. Centurion has participated in trade shows and exhibits with manufacturers, as well as marketing consortiums with industry leaders to create an integrated universal secured data access system.

               PRODUCT DEVELOPMENT STRATEGY

As previously provided, Centurion is developing its product through the integration of its proprietary technologies and expertise with existing softwares with the developments on a smart card platform. Through specific project development such as the medical card application developed in conjunction with the University of Illinois, Centurion will create market ready product meeting a diverse set of needs. The revision of the smart card to the UltraCard platform represents an important part of Centurion's development strategy setting Centurion apart from other smartcard developers by virtue of its higher memory capacity, lower cost attribute offered through the UltraCard.

               COMPETITION

There are many companies engaged in electronic medical records management, but few have moved to the new dynamic of the Web and data storage cards. One notable exception is Healtheon/WebMD which is engaged in developing one of the leading platforms for doctors and other health providers. Centurion's competitive analysis of potential competitors is broken into categories: e-prescribing, electronic medical records, managed care transactions.

- e-prescribing with PDA's or Devices: Allscripts, eMD, PocketScripts, Cyber-CARE, ePhysician, ePorcrates, eScript, Healtheon/WebMD,HIE, iScribe. Med-I-Net, TechRx,

- Smart Card/Medical Group: Med-Assure (DataCard), LeapFrog, National CacheCard, and most smart card integrators offer some limited capability of medical applications.

- Managed care processing services: WebMD, CareInsite, AmericasDocstor, HealthAxis, EDIC, SoftMed, PBX, IDX, HBOC.

Most competitors use the traditional method of developing pilots, then continue to expand from one provider to another through a process of building strategic alliances. The pricing models are typically end-user licensing agreements and/or site licensing.

PROPERTIES.


Upgrade's headquarters and executive offices are located at 1411 Fourth Avenue Suite 629, Seattle, Washington 98101, where Upgrade leases approximately 1127 square feet of space at a monthly cost of $1,878 for a period of three years commencing September 1, 1999.

UltraCard's headquarters and executive offices are located at 1550 South Bascom Avenue -Suite 100, Campbell, California 95008, where UltraCard leases approximately 4052 square feet of space at a monthly cost of $15,769 under the terms of five year lease expiring May of 2004. UltraCard also leases an additional 1,184 square feet of space in Newport Beach, California at a monthly cost of $1,657 which it uses for research and development activities.

EforNet's headquarters and executive offices are located at 180 Knowles Drive
- Suite 100, Los Gatos, California , where EforNet leases approximately 4,500 square feet of space at a monthly cost of $8,700.

Centurion's headquarters and executive offices are located at 10900 N.E. 8th Street - Suite 900, Bellevue, Washington 98004, where Centurion leases approximately 720 square feet of space at a monthly cost of $7,500. Centurion also leases an additional 120 square feet of space in Campbell California at a monthly cost of $ $865 which it uses as sales office.

        LITIGATION

On February 24, 2000, a class action suit (Timyan v. Upgrade International Corp. and Bland, U.S. District Court, Western District of Washington at Seattle, c/a #C00-0298) was filed against Upgrade and its president, Daniel S. Bland. The plaintiff, Phil Timyan, is a minority shareholder in Upgrade. The complaint alleges material misrepresentations and omissions were made y Upgrade and Mr. Bland. The complaints seeks class certification and payment of unspecified damages and attorneys fees. On March 3, 2000, a suit (Bedford v. Upgrade International Corp. et al, U.S. District Court, Western District of Washington at Seattle, c/a #CVO-03420 was filed. The plaintiff is minority shareholder in Upgrade. The complaint alleges violation of the Securities Exchange Act. The complaint seeks payment of unspecified damages.

Upgrade is in the process of engaging defense counsel, reviewing the facts alleged in the complaints and developing an appropriate response. As a result, Upgrade has not yet responded. Because legal counsel has not been engaged to review the complaints, management is unable to assess the ultimate outcome of these matters.

        RISK FACTORS


               1. LIMITED OPERATING HISTORY; NEGATIVE CASH FLOW

The success of Upgrade cannot be guaranteed or accurately predicted. There is no assurance that Upgrade or any of its subsidiaries will be able to operate profitably. Prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of new technologies and products in emerging markets in evolving industries.

Upgrade began operation in December 1997 and to date has generated no material revenues. Upgrade has limited operating history. There is no assurance that Upgrade will be able to operate on a profitable basis or that cash flow from operations will be sufficient to pay its operating costs. Upgrade will need to raise additional capital to finance its initial operations. Upgrade will seek additional financing through debt or equity financings. There is no assurance that additional financing will be available to Upgrade or its subsidiaries, or that, if available, the financing will be on acceptable terms. There is no assurance that Upgrade 's estimate of its reasonably anticipated liquidity needs is accurate or that new business developments or other unforeseen events will not occur that will result in the need to raise additional funds. In the event that Upgrade cannot raise needed capital, it will have a material adverse effect on Upgrade.

Upgrade expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years, while it develops its technologies and products. There is no assurance that Upgrade will achieve or sustain profitability or positive cash flow from operating activities in the future or that it will generate sufficient cash flow to service any debt requirements.

               2. SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR ADDITIONAL
               FINANCING

Upgrade's capital requirements are and will continue to be significant. Upgrade anticipates, based on management's internal forecasts and assumptions relating to its operations (including the costs associated with marketing), that its current cash resources will be sufficient to satisfy its contemplated cash requirements for no more than the next few months. In the event Upgrade's plans change, its assumptions change or prove inaccurate, or if its capital resources and projected cash flow prove to be insufficient to fund operations, Upgrade will be required to seek additional financing sooner than currently anticipated. Upgrade has no current arrangements with respect to sources of additional financing, but it is in negotiations for additional financing. There can be no assurance that Upgrade will be able to obtain additional financing on acceptable terms. To the extent that any financing involves the sale of Upgrade's equity securities, the interests of Upgrade's then existing shareholders could be substantially diluted.

               3. UNCERTAINTY OF NEW PRODUCT DEVELOPMENT

Upgrade has not yet released commercial versions of its technologies and products. Substantial additional efforts and expenditures to enhance their capabilities are critical to commercial viability. Accordingly, no meaningful revenues have been generated to date.

               4. TECHNOLOGICAL RISKS; RISK OF OBSOLESCENCE

Technological obsolescence of Upgrade's technologies and products remains a possibility. There is no assurance that the competitors of Upgrade will not succeed in developing related products using similar processes and marketing strategies prior to Upgrade, or that they will not develop technologies and products that are more effective than any which have been or are being developed by Upgrade. Accordingly, the ability for Upgrade to compete will be dependent on timely enhancement and development of its technologies and products as well as the development and enhancement of future products. There is no assurance that Upgrade will be able to keep pace with technological developments or that its system will not become obsolete.

               5. DEVELOPING MARKETS; UNPROVEN ACCEPTANCE OF UPGRADE'S PRODUCTS

The markets for Upgrade's technologies and products have only recently begun to develop. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the markets for Upgrade's technologies and products are new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There is no assurance either that the markets for Upgrade's technologies and products will emerge or become sustainable. If the markets fail to develop, develop more slowly than expected or become saturated with competitors, or if Upgrade's technologies and products do not achieve or sustain market acceptance, Upgrade's business, results of operations and financial condition will be materially and adversely affected.

               6. NEED FOR COMPLEX GLOBAL MARKETING AND SALES

The successful execution of Upgrade's business plan entails marketing, brand development and sales on a global basis. There is no guarantee that Upgrade will be successful in managing such a complex strategy of marketing and sales to effect a reasonable penetration of its technologies into its target markets on a timely basis.

               7. NEED FOR FUTURE STRATEGIC PARTNERSHIPS

The successful execution of Upgrade's business strategy is dependent upon enlisting a number of Strategic Partners globally, regionally, and nationally in order to assist in a focused marketing effort and to provide financial strength. There is no assurance that Upgrade will be successful in developing such Strategic Partnerships on a timely basis or in developing enough Strategic Partnerships to successfully market its technologies and products globally.

               8. SUBSTANTIAL DEPENDENCE UPON THIRD PARTIES

Upgrade is in an early stage of development and has yet to establish substantial internal management, personnel and other resources. Upgrade depends substantially upon third parties for several critical elements of its business including, among others, promotion and marketing, technology and infrastructure development and distribution activities.

               9. INTELLECTUAL PROPERTY PROTECTION

Upgrade's success substantially depends upon its ability to obtain and enforce intellectual property protection for its technologies in both the United States and other countries. Upgrade's affiliated companies have filed applications for patent and trademark protection of some of their intellectual property in the United States Patent and Trademark Office and certain patents have been granted. No assurance can be given that any additional patents will be issued, or that, if obtained, will withstand challenge. Furthermore, the possibility exists that Upgrade could be found to infringe on patents, service marks, trademarks or copyrights held by others. Upgrade's use of trademarks, service marks, tradenames, slogans, phrases and other expressions in the course of its business may be the subject of dispute and possible litigation. There can be no assurance that Upgrade will be able to continue to use its current tradename and marks. Any changes could result in confusion to potential customers and negatively affect Upgrade's business.

               10. DEPENDENCE UPON KEY PERSONNEL; SENIOR MANAGEMENT'S LIMITED
                   EXPERIENCE

The success of Upgrade will be largely dependent upon the personal efforts of certain research and development personnel. Competition for qualified employees is intense, and the loss of key personnel or the inability to attract and retain the additional highly skilled employees required for Upgrade's activities could adversely affect its business. There can be no assurance that Upgrade will be able to hire or retain such necessary personnel.

While Senior Management brings a wide variety of experiences in successfully establishing and growing other companies, none have had direct experience in doing so with Upgrade's specific new technologies. While they intend to recruit and rely upon a senior group of experienced executives, consultants and personnel and have met with some initial success in this arena, there is no assurance that they will be successful in doing so as rapidly as other experienced personnel might, and additional personnel may prove to be required.

               11. COMPETITION

There is no assurance that Upgrade will be able to compete successfully. Competition may be intense. Given the rapid advances in technology generally, there is no assurance that new technologies will not evolve that will compete with Upgrade's technologies and products. In addition, many of Upgrade's potential competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than those of Upgrade and have significantly greater experience than Upgrade in developing and marketing new or improved technologies.

               12. ABSENCE OF DIVIDENDS; DIVIDEND POLICY

Upgrade has never paid dividends on its Common Stock and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends by Upgrade are subject to the discretion of its Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

               13. LITIGATION

Upgrade and its president, Daniel S. Bland, have been named as defendants in two lawsuits filed in United States District Court, alleging securities violations. Upgrade's counsel believes the Court will consolidate these complaints. This litigation could subject Upgrade to significant liability for damages, and, regardless of its success, will likely be time-consuming and expensive to defend and will divert management's time and attention.

ITEM 5. OTHER EVENTS

Successor Issuer Election.

Upon effect of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Upgrade became the successor issuer to the Company for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective April 6, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

        FINANCIAL STATEMENTS

        Accompanying this Form 8-K are the financial statements of Upgrade and UltraCard required by Regulation S-B, Item 310(c).

                 Consolidated Financial Statements and Report of
                    Independent Certified Public Accountants

                      UPGRADE INTERNATIONAL CORPORATION AND
                                  SUBSIDIARIES
                        (A development stage enterprise)

                        September 30, 1998 and 1999, and
                     December 31, 1998 and 1999 (unaudited)

                                 C O N T E N T S



                                                                                     Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                    36


FINANCIAL STATEMENTS

        CONSOLIDATED BALANCE SHEETS                                                   37

        CONSOLIDATED STATEMENTS OF OPERATIONS                                         38

        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                                39

        CONSOLIDATED STATEMENTS OF CASH FLOWS                                         42

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                    43

               Report of Independent Certified Public Accountants



Board of Directors
Upgrade International Corporation

We have audited the accompanying consolidated balance sheets of Upgrade International Corporation and Subsidiaries (a development stage enterprise) as of September 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Upgrade International Corporation and Subsidiaries as of September 30, 1998 and 1999, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

GRANT THORNTON LLP

Seattle, Washington
January 27, 2000 (except for note M,
  as to which the date is March 8, 2000,
  and for note C1, as to which the
  date is March 24, 2000)

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                     September 30,
                                                           -------------------------------        December 31,
                                                               1998               1999               1999
                                                           ------------       ------------       ------------
CURRENT ASSETS                                                                                    (unaudited)
   Cash and cash equivalents                               $      3,697       $  4,781,330       $  3,544,503
   Subscription receivable                                           --            165,000             22,172
   Prepaid expenses, deposits and other                           1,736            209,054             61,747
                                                           ------------       ------------       ------------

           Total current assets                                   5,433          5,155,384          3,628,422

PROPERTY AND EQUIPMENT - AT COST, less accumulated
     depreciation and amortization                               10,928          1,003,381          1,374,620

OTHER ASSETS
   Intangible assets, net of accumulated amortization                --            253,763            245,444
   Deposits                                                          --            135,032            127,031
   Investment in options                                        201,250                 --                 --
                                                           ------------       ------------       ------------

           Total assets                                    $    217,611       $  6,547,560       $  5,375,517
                                                           ============       ============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
   Accounts payable                                        $     76,721       $  1,068,769       $    800,647
   Accrued liabilities                                          121,600            843,493            844,097
   Payable to related parties                                   149,026            370,270            241,002
   Loans payable to related parties                                  --            237,365             53,154
   Other                                                             --             31,322             30,199
                                                           ------------       ------------       ------------

           Total current liabilities                            347,347          2,551,219          1,969,099

CONVERTIBLE DEBENTURES, net of unamortized discount                  --                 --            621,080

MINORITY INTEREST                                                    --          1,792,869            895,500

COMMITMENTS AND CONTINGENCIES                                        --                 --                 --

STOCKHOLDERS' EQUITY
   Common stock - $.001 par value, 50,000,000 shares
     authorized                                                  10,210             12,958             18,770
   Stock subscriptions                                          146,250         12,344,613            615,974
   Additional paid in capital                                   927,334          2,082,479         16,422,229
   Receivable from stockholders of subsidiary                        --           (400,000)          (400,000)
   Accumulated development stage deficit                     (1,213,530)       (11,836,578)       (14,767,135)
                                                           ------------       ------------       ------------
                                                               (129,736)         2,203,472          1,889,838
                                                           ------------       ------------       ------------

           Total liabilities and stockholders' equity      $    217,611       $  6,547,560       $  5,375,517
                                                           ============       ============       ============



The accompanying notes are an integral part of these statements.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                                                    Cumulative
                                                                                     Three months ended             results of
                                                     Year ended September 30,            December 31,            operations since
                                                   ----------------------------   ---------------------------        inception
                                                       1998            1999           1998           1999        (February 5, 1997)
                                                   ------------    ------------   ------------   ------------    ------------------
Costs and expenses                                                                 (unaudited)    (unaudited)        (unaudited)
   Research and development                        $    208,779    $  1,107,385   $     21,492   $    759,808    $        2,075,972
   Purchased in-process research and development        423,857       5,121,946        171,638        156,200             5,702,003
   Selling and marketing                                     --       1,642,125             --        742,983             2,385,108
   General and administrative                           404,862       1,972,283        220,125      1,719,244             4,096,389
                                                   ------------    ------------   ------------   ------------    ------------------
                                                      1,037,498       9,843,739        413,255      3,378,235            14,259,472
Other expenses (income)
   Equity in losses of UltraCard                        176,143       1,088,173         67,262             --             1,264,316
   Interest expense                                          --          10,708             --        456,751               467,459
   Other, net                                              (111)         36,472         79,264        (40,859)               (4,498)
                                                   ------------    ------------   ------------   ------------    ------------------
                                                        176,032       1,135,353        146,526        415,892             1,727,277

Minority interest in losses of subsidiaries                  --        (356,044)            --       (863,570)           (1,219,614)
                                                   ------------    ------------   ------------   ------------    ------------------

NET LOSS                                           $  1,213,530    $ 10,623,048   $    559,781   $  2,930,557    $       14,767,135
                                                   ============    ============   ============   ============    ==================

Loss per common
   share-basic and diluted                         $       0.15    $       0.79   $       0.04   $       0.16    $             1.63
                                                   ============    ============   ============   ============    ==================



The accompanying notes are an integral part of these statements.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY

Years ended September 30, 1998 and 1999, and three months ended December 31,
                                1999 (unaudited)



                                     Voting common stock      Common stock subscribed     Additional  Receivable from
                                 -------------------------   -------------------------     paid-in     stockholders
                                    Shares        Amount        Shares        Amount       capital    of subsidiary
                                 -----------   -----------   -----------   -----------   -----------  -------------
Balance at February 5, 1997               --   $        --            --   $        --   $        --   $         --

Issuance of founder's
   shares at $.03 per
   share in February 1997
   adjusted for December
   1997 1:2 reverse stock
   split                             500,000           500            --            --        29,500             --

Issuance of common stock
   in February 1997 at
   $.10 per share
   adjusted for December
   1997 1:2 reverse stock             29,000            29            --            --         5,771             --
   split

Issuance of common stock
   at $.0025 per share in
   December 1997 Reg. D
   Rule 504 offering               4,000,000         4,000            --            --         6,000             --

Issuance of common stock
   in December 1997 to an
   officer in exchange
   for property
   contribution                    4,000,000         4,000            --            --        47,250             --

Sale of common stock at
   $.50 per share in
   January 1998 Reg. D
   Rule 504 offering               1,680,988         1,681            --            --       838,813             --

Common stock subscribed
   in September 1998 at
   $.0065 per share                       --            --     2,250,000       146,250            --             --

Net loss for the year
   ended September 30, 1998               --            --            --            --            --             --
                                 -----------   -----------   -----------   -----------   -----------   ------------

Balances at September 30, 1998    10,209,988        10,210     2,250,000       146,250       927,334             --


                                   Accumulated
                                   Development
                                  stage deficit          Total
                                 ---------------    ---------------

Balance at February 5, 1997      $            --    $            --

Issuance of founder's
   shares at $.03 per
   share in February 1997
   adjusted for December
   1997 1:2 reverse stock
   split                                      --             30,000

Issuance of common stock
   in February 1997 at
   $.10 per share
   adjusted for December
   1997 1:2 reverse stock                     --              5,800
   split

Issuance of common stock
   at $.0025 per share in
   December 1997 Reg. D
   Rule 504 offering                          --             10,000

Issuance of common stock
   in December 1997 to an
   officer in exchange
   for property
   contribution                               --             51,250

Sale of common stock at
   $.50 per share in
   January 1998 Reg. D
   Rule 504 offering                          --            840,494

Common stock subscribed
   in September 1998 at
   $.0065 per share                           --            146,250

Net loss for the year
   ended September 30,                (1,213,530)        (1,213,530)

  1998
                                 ---------------    ---------------
Balances at September 30, 1998        (1,213,530)          (129,736)



                                    Continued

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - Continued

         Years ended September 30, 1998 and 1999, and three months ended
                         December 31, 1999 (unaudited)



                                     Voting common stock     Common stock subscribed     Additional  Receivable from
                                 -------------------------  -------------------------      paid-in     stockholders
                                    Shares        Amount       Shares        Amount        capital    of subsidiary
                                 -----------   -----------  -----------   -----------    -----------  -------------
Issuance of subscribed
   shares in November
   1998 Reg. D Rule 504
   offering                      2,250,000         2,250    (2,250,000)      (146,250)       144,000             --

Issuance of common stock
   in January 1999 to
   satisfy trade
   liabilities                     437,500           438            --             --        103,312             --

Issuance of common stock
   warrants at $.25 per
   share in January 1999                --            --            --             --        221,000             --

Common stock subscribed
   at $1.80 per share in
   February 1999 private
   placement                            --            --       999,999      1,799,998             --             --

Issuance of common stock
   warrants for services
   in August 1999                       --            --            --             --         64,155             --

Common stock subscribed
   at $.25 per share in
   August 1999 through
   exercise of common
   stock warrants                       --            --        27,500         71,030        (64,155)            --

Issuance of common stock
   warrants and options
   at prices of $.25 and
   $2.50 per share in
   September 1999 for                   --            --            --             --        671,893             --
   services

Issuance of common stock
   at $.25 per share in
   September 1999 through
   exercise of employee
   stock options                    60,000            60            --             --         14,940             --

Common shares subscribed
   at $2.50 per share in
   September 1999                       --            --     4,189,434     10,473,585             --             --

Receivable from UltraCard
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued by
   UltraCard as compensation            --            --            --             --             --       (400,000)

Net consolidated loss for
   the year ended
   September 30, 1999                   --            --            --             --             --             --
                               -----------   -----------   -----------    -----------    -----------    -----------

Balances at September 30,
                        1999    12,957,488        12,958     5,216,933     12,344,613      2,082,479       (400,000)


                                  Accumulated
                                  Development
                                 stage deficit        Total
                                 -------------      ---------
Issuance of subscribed
   shares in November
   1998 Reg. D Rule 504
   offering                                 --             --

Issuance of common stock
   in January 1999 to
   satisfy trade
   liabilities                              --        103,750

Issuance of common stock
   warrants at $.25 per
   share in January 1999                    --        221,000

Common stock subscribed
   at $1.80 per share in
   February 1999 private
   placement                                --      1,799,998

Issuance of common stock
   warrants for services
   in August 1999                           --         64,155

Common stock subscribed
   at $.25 per share in
   August 1999 through
   exercise of common
   stock warrants                           --          6,875

Issuance of common stock
   warrants and options
   at prices of $.25 and
   $2.50 per share in
   September 1999 for                       --        671,893
   services

Issuance of common stock
   at $.25 per share in
   September 1999 through
   exercise of employee
   stock options                            --         15,000

Common shares subscribed
   at $2.50 per share in
   September 1999                           --     10,473,585

Receivable from UltraCard
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued by
   UltraCard as compensation                --       (400,000)

Net consolidated loss for
   the year ended
   September 30, 1999              (10,623,048)   (10,623,048)
                               ---------------    -----------

Balances at September 30,
   1999                            (11,836,578)     2,203,472



                                    Continued

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - Continued

                    Years ended September 30, 1998 and 1999,
              and three months ended December 31, 1999 (unaudited)



                                 Voting common stock          Common stock subscribed       Additional   Receivable from
                              --------------------------    ---------------------------      paid-in      stockholders
                                  Shares        Amount        Shares           Amount         capital     of subsidiary
                              -----------    -----------    -----------     -----------     -----------   -------------
Issuance of subscribed
   shares in November 1999        999,999          1,000       (999,999)     (1,799,998)      1,798,998              --

Issuance of common
   shares, including
   shares subscribed, in
   November 1999 at $2.50
   per share                    4,652,281          4,652     (4,045,583)    (10,113,957)     11,626,038              --

Issuance of common stock
   at $.25 per share in
   December 1999 through
   exercise of employee
   stock options                   90,000             90             --              --          22,410              --

Common shares subscribed
   in December 1999 at
   $.25 per share through
   exercise of common
   stock warrants                      --             --         75,000         185,316        (166,566)             --

Common shares issued for
   services in December
   1999 at $3.47 per share         70,000             70             --              --         242,830              --

Allocation of debenture
   proceeds to beneficial
   conversion feature                  --             --             --              --         400,000              --

Allocation of debenture
   proceeds to stock
   warrants                            --             --             --              --         416,040              --

Net consolidated loss for
   the three months ended
   December 31, 1999                   --             --             --              --              --              --
                             ------------   ------------   ------------    ------------    ------------    ------------

Balances at December 31,
   1999                        18,769,768   $     18,770        246,351    $    615,974    $ 16,422,229    $   (400,000)
                             ============   ============   ============    ============    ============    ============



                                Accumulated
                                Development
                                stage deficit        Total
                               --------------     ----------
Issuance of subscribed
   shares in November 1999                --              --

Issuance of common
   shares, including
   shares subscribed, in
   November 1999 at $2.50
   per share                              --       1,516,733

Issuance of common stock
   at $.25 per share in
   December 1999 through
   exercise of employee
   stock options                          --          22,500

Common shares subscribed
   in December 1999 at
   $.25 per share through
   exercise of common
   stock warrants                         --          18,750

Common shares issued for
   services in December
   1999 at $3.47 per share                --         242,900

Allocation of debenture
   proceeds to beneficial
   conversion feature                     --         400,000

Allocation of debenture
   proceeds to stock
   warrants                               --         416,040

Net consolidated loss for
   the three months ended
   December 31, 1999              (2,930,557)     (2,930,557)
                             ---------------    ------------

Balances at December 31,
   1999                      $   (14,767,135)   $  1,889,838
                             ===============    ============




The accompanying notes are an integral part of this statement.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                          Three months ended
                                                              Year ended September 30,       December 31,
                                                            ----------------------------  -----------------
                                                                1998            1999            1998
                                                            ------------    ------------  -----------------
                                                                                             (unaudited)
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
     Net loss                                               $ (1,213,530)   $(10,623,048)   $   (559,781)
     Adjustments to reconcile net loss to net
          cash used in operating activities
          Depreciation and amortization                              705          11,262             630
          Amortization of beneficial conversion feature               --              --              --
          Amortization of debenture discount                          --              --              --
          Write off of option cost                                    --          76,250          76,250
          Equity in loss of UltraCard                            176,143       1,088,173          67,262
          Purchased in-process research and
               development                                       423,857       5,121,946         171,638
          Warrants and options issued for services                    --       1,962,205              --
          Shares issued for services                                  --          55,750              --
          Expenses incurred through loan assumption                   --         470,005              --
          Stock of subsidiary issued in exchange for
               contribution of intellectual property
               charged to expense                                     --         125,000              --
          Minority interest                                           --        (356,044)             --
          Changes in assets and liabilities:
               Prepaid expenses, deposits and other               (1,736)        615,902         (60,415)
               Accounts payable and accrued liabilities          210,963         204,215         111,452
                                                            ------------    ------------    ------------

                    Net cash used in operating activities       (403,598)     (1,248,384)       (192,964)

Cash flows from investing activities
     Acquisition of property and equipment                       (11,633)        (55,862)             --
     Acquisition of Centurion Technologies, Inc.,
          net of cash acquired                                        --        (650,000)             --
     Acquisition of UltraCard, Inc., net of cash acquired       (600,000)     (4,710,805)       (238,900)
     Additions to intangible assets                                   --              --              --
                                                            ------------    ------------    ------------

                    Net cash used in investing activities       (611,633)     (5,416,667)       (238,900)

Cash flows from financing activities
     Borrowings                                                   32,633         185,805              --
     Repayments of payables to related parties                   (46,249)       (513,950)        (31,044)
     Proceeds from sale of common stock and stock
          subscriptions                                        1,032,544      11,770,829         480,993
                                                            ------------    ------------    ------------
                    Net cash provided by
                        financing activities                   1,018,928      11,442,684         449,949
                                                            ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents               3,697       4,777,633          18,085

Cash and cash equivalents at the beginning of the period              --           3,697           3,697
                                                            ------------    ------------    ------------

Cash and cash equivalents at the end of the period          $      3,697    $  4,781,330    $     21,782
                                                            ============    ============    ============

                                                          Three months ended
                                                             December 31,             Cumulative
                                                          ------------------        since inception
                                                                 1999             (February 5, 1997)
                                                          ------------------      ------------------
                                                             (unaudited)              (unaudited)
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
     Net loss                                               $ (2,930,557)         $      (14,767,135)
     Adjustments to reconcile net loss to net
          cash used in operating activities
          Depreciation and amortization                           30,266                      42,233
          Amortization of beneficial conversion feature          400,000                     400,000
          Amortization of debenture discount                      37,120                      37,120
          Write off of option cost                                    --                      76,250
          Equity in loss of UltraCard                                 --                   1,264,316
          Purchased in-process research and
               development                                       156,200                   5,702,003
          Warrants and options issued for services                    --                   1,962,205
          Shares issued for services                             242,900                     298,650
          Expenses incurred through loan assumption                   --                     470,005
          Stock of subsidiary issued in exchange for
               contribution of intellectual property
               charged to expense                                     --                     125,000
          Minority interest                                     (863,570)                 (1,219,614)
          Changes in assets and liabilities:
               Prepaid expenses, deposits and other              155,308                     769,474
               Accounts payable and accrued liabilities         (267,518)                    147,660
                                                            ------------          ------------------

                    Net cash used in operating activities     (3,039,851)                 (4,691,833)

Cash flows from investing activities
     Acquisition of property and equipment                      (392,571)                   (460,066)
     Acquisition of Centurion Technologies, Inc.,
          net of cash acquired                                        --                    (650,000)
     Acquisition of UltraCard, Inc., net of cash acquired       (190,000)                 (5,500,805)
     Additions to intangible assets                                 (611)                       (611)
                                                            ------------          ------------------

                    Net cash used in investing activities       (583,182)                 (6,611,482)

Cash flows from financing activities
     Borrowings                                                1,000,000                   1,218,438
     Repayments of payables to related parties                  (314,605)                   (874,804)
     Proceeds from sale of common stock and stock
          subscriptions                                        1,700,811                  14,504,184
                                                            ------------          ------------------
                    Net cash provided by
                        financing activities                   2,386,206                  14,847,818
                                                            ------------          ------------------

Net increase (decrease) in cash and cash equivalents          (1,236,827)                  3,544,503

Cash and cash equivalents at the beginning of the period       4,781,330                          --
                                                            ------------          ------------------

Cash and cash equivalents at the end of the period          $  3,544,503          $        3,544,503
                                                            ============          ==================


See note E for non-cash activities.



The accompanying notes are an integral part of these statements.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Upgrade International Corporation (the Company) is a development stage company incorporated on February 5, 1997 (inception) in the State of Florida and currently headquartered in Blaine, Washington. The Company is active in the acquisition and development of proprietary hardware and software in the information technology industry. Its primary business focus has been acquisition, development and commercial exploitation of the UltraCard technology, a super high capacity data storage and retrieval device. The aforementioned activities are conducted through its subsidiary, UltraCard, Inc. In addition, the Company has investments in two technology companies that are currently developing application software and "know-how" integral to commercialization of the Company's base technology.

1.          Basis of Presentation

The Company consolidates all companies in which it invests when the Company has a controlling financial interest in the investee. This generally occurs when the Company owns more than 50% of the outstanding voting shares of the investee. The Company also consolidates 50%-owned companies in which it has voting control through agreements with other shareholders. Investments in companies where the Company has significant influence through ownership of 20% to 50% of the investors voting shares or contractual arrangements are accounted for by the equity method.

The balance sheet as of September 30, 1998, and the statements of operations and cash flows for the year then ended and the three months ended December 31, 1998, reflect the financial position and results of operations and cash flows of the parent company only. The results of operations and the cash flows for the eight months ended September 30, 1997 are nominal to the consolidated financial statements and were combined with the results of operations and cash flows for the year ended September 30, 1998 for financial statements presentation purposes.

The balance sheet as of September 30, 1999 and December 31, 1999, reflects the consolidated financial position of the Company and its subsidiaries (Subsidiaries) as follows: UltraCard, Inc. (UltraCard); Centurion Technologies, Inc. (Centurion); CTI Acquisition Corporation (CTI); Global CyberSystems, Inc. (Global); and EforNet Corporation (EforNet). The statements of operations and cash flows for the year ended September 30, 1999, reflect the consolidated results of operations and cash flows of the Company and the results of the subsidiaries beginning on the dates the Company acquired control. The statements of operations and cash flows for the three months ended December 31, 1999 include the consolidated results of the Company and its Subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Minority interest represents the minority stockholders' proportionate share in the equity of the Company's consolidated Subsidiaries. The losses incurred by a subsidiary are allocated on a proportionate basis to minority interest until the carrying amount of minority interest is eliminated. Further losses are then included in the net loss of the Company.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

2.          Property and Equipment

Property and equipment are stated at cost. Depreciation expense is charged to operations using the straight-line depreciation method over the estimated useful life of the assets ranging as follows:

Equipment                                           3-5 years
Office Furniture                                     10 years
Corporate Condominium                                30 years

The Company uses accelerated depreciation methods for tax purposes.

3.          Intangible Assets

Intangible assets consist of capitalized license fees, patent and trademark costs. The amounts are amortized using the straight-line method over seven years, the estimated useful life of the underlying technology.

4.          Research and Development

Research and development costs are expensed as incurred.

5.          Software Development Costs

Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software developments costs subsequent to the establishment of technological feasibility. The Company considers technological feasibility to be established upon completion of a working model. The Company believes that costs incurred between completion of a working model and the point at which the product will be ready for general release will be insignificant. As a result, all product development costs have been expensed as incurred.

6.          Cash Equivalents

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

7.          Financial Instruments

The Company's financial instruments consist of cash, receivables, accounts payable, payable to related parties and notes payable. The Company believes that the fair value of these financial instruments approximates their carrying amounts based on their short-term nature or current market indicators such as prevailing interest rates.

Included in cash and cash equivalents is a trust account with the Company's corporate counsel. The balance of the account was $1,725,460 and $202,086 at September 30, 1999 and December 31, 1999, respectively.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

UltraCard maintains its bank accounts with one financial institution. At September 30, 1999, the total cash balance was in excess the of $100,000 federally insured limit. The Company has not experienced any losses with these cash accounts.

8.          Loss per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding was 7,883,551 and 13,467,876 for the years ended September 30, 1998 and 1999, respectively, 12,459,988 and 18,388,001 for the three months ended December 31, 1998 and 1999, and 9,067,918 since inception (February 5, 1997) through December 31, 1999. Diluted loss per share for all periods presented equaled basic loss per share due to antidilutive effect of the potentially dilutive securities.

9.          Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities and equity, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

10.         Interim Financial Information (Unaudited)

The interim financial statements of the Company as of December 31, 1999 and for the three months ended December 31, 1998 and 1999, included herein, have been prepared by he Company, without audit, pursuant to the rules and regulations of the SEC on a basis consistent with the audited financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of the Company's operations and its cash flows in accordance with generally accepted accounting principles. The accompanying unaudited interim financial statements are not necessarily indicative of full year results.


NOTE B - MANAGEMENT PLANS

The Company is a development stage enterprise as defined under Statement of Financial Accounting Standards No. 7. The Company is devoting its present efforts into establishing a new business in the information technology industry and, is currently in the process of identifying markets and establishing applications for its technologies. Accordingly, no operating revenues have been generated. The Company's operations to date have consumed substantial and increasing amounts of cash. The Company's negative cash flow from operations is expected to continue and to

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE B - MANAGEMENT PLANS - Continued

accelerate in the foreseeable future. The development of the Company's technology and potential products will continue to require a commitment of substantial funds. The Company expects that its existing capital resources will be adequate to satisfy the requirements of its current and planned operations until the end of the fiscal year 2000. However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

The Company has completed seven rounds of private placement financings comprised of both shares issued and shares subscribed, raising a total of $12,803,373, net of issuance costs as of September 30, 1999. Subsequent to September 30, 1999, the Company completed additional equity financings totaling approximately $6,100,000.


NOTE C - INVESTMENTS

1.          UltraCard, Inc.

On January 16, 1998, the Company entered into an agreement to acquire an 18.53% equity interest in UltraCard, Inc., a high-tech development stage company located in Campbell, California, for cash of $450,000. The agreement was subsequently modified to provide Upgrade with an option to acquire additional equity interest in UltraCard for $7,500,000 and bring its ownership interest to a non-diluted 50%. During the year ended September 30, 1998, the Company invested $600,000 and held an approximately 19% interest in UltraCard.

The Company's investment in UltraCard was accounted for using the equity method until the Company acquired its controlling interest on September 30, 1999. On this date, the investment was accounted for using the purchase method of accounting, and accordingly, the balance sheet of UltraCard has been included in the Company's consolidated balance sheet at September 30, 1999. At the date of investment in UltraCard, the purchase price totaling $7,950,000 was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition, which approximated the carrying amounts recorded by UltraCard. The remaining unallocated amount of purchase price was allocated to purchased in-process research and development (IPR&D). During the years ended September 30, 1998 and 1999 and the three months ended December 31, 1998 and 1999, the Company expensed $423,857, $4,193,870, $171,638 and $156,200, respectively, of IPR&D associated with its investments in UltraCard.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE C - INVESTMENTS - Continued

On September 30, 1999, the Board of Directors of UltraCard approved an employee stock option plan which authorized the issuance of up to one million shares in the share capital of UltraCard to its directors, officers and employees. No options have been granted under this plan. In order to avoid dilution of the 50% equity interest of Upgrade if these stock options are granted and exercised, the Company was issued an additional 1,000,000 shares. In the event that UltraCard completes an Initial Public Offering, UltraCard reserves the right to buy back from Upgrade any portion of those shares issued to the extent that option grants have not been completed under the terms of the employee stock option plan. As a result, at September 30, 1999, the Company holds shares of approximately 54% of the outstanding common shares of UltraCard. The Company cannot vote the 1,000,000 shares issued as a result of the antidilution provisions described above until the occurrence of an initial public offering (IPO) or the exercise of options and issuance of shares under the UltraCard stock option agreement. In addition, a stockholder of UltraCard has granted to the Company certain proxy rights that allow the Company to vote an additional 2% of the outstanding common stock of UltraCard. Subsequent to September 30, 1999, the Company acquired an additional 1% interest in UltraCard from one of UltraCard's stockholders, increasing the Company's interest in UltraCard to approximately 55%.

The Company has expressed an intention to acquire an additional interest in UltraCard and to continue funding its operations until UltraCard completes an anticipated IPO. Under terms of the Funding Agreement between the Company and UltraCard dated March 21, 2000, should UltraCard require additional financing prior to an IPO, the Company has agreed to provide sufficient funds on a firm commitment basis in an amount not to exceed $20 million. All such funds advanced by the Company will be subject to a note payable agreement, the terms of which will require the accrual of interest at the bank's prime interest rate and repayment of principal and accrued interest on the earlier of the occurrence of the following events: the payment of dividends to stockholders; the completion of an IPO where the proceeds exceed $35 million subject to the conversion provisions described below; or upon the occurrence of a change in control of UltraCard; but no later than March 31, 2001. Pursuant to the terms of the Funding Agreement, the unpaid principal and accrued interest is convertible into common stock of UltraCard at specified conversion rates upon the completion of an IPO. The graduated conversion rates range from $1.90 to $15.00 per share depending on the amount owed to the Company at the time of conversion. Subsequent to December 31, 1999, the Company loaned to UltraCard approximately $2,750,000 to fund its operations.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE C - INVESTMENTS - Continued

The following is a summary of the balance sheets and operations of UltraCard:


                                                               As of
                                                            September 30,
                                                                 1998
                                                            ------------
Balance sheet:
   Total current assets                                     $     23,616
   Non current assets, net                                       236,764
                                                            ------------

           Total assets                                     $    260,380
                                                            ============

   Current and total liabilities                            $    604,532
   Stockholders' deficit                                        (344,152)
                                                            ------------

           Total liabilities and stockholders' deficit      $    260,380
                                                            ============



                                                Year ended September 30,          Three months
                                              -----------------------------          ended
                                                                                  December 31,
                                                  1998              1999              1998
                                              -----------       -----------       -----------
Operations:
     Research and development expenses        $   385,528       $ 1,195,828       $    43,233
     Royalty and license fees                     345,125         1,484,636           104,862
     General and administrative expenses        1,146,039         1,087,712           168,387
     Other income                                  (2,963)          (29,294)           (1,313)
                                              -----------       -----------       -----------

        Net loss                              $ 1,873,729       $ 3,738,882       $   315,169
                                              ===========       ===========       ===========

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE C - INVESTMENTS - Continued

2.          EforNet Corporation

On February 22, 1999, the Company and one of its directors formed EforNet, a Washington corporation, each receiving a 50% interest in the company. At formation, certain intellectual property assets under development, including switching software valued at $250,000, was transferred to EforNet. Since the intellectual property was still under development and had not yet reached technological feasibility, it was considered contributed IPR&D, and accordingly IPR&D in the amount of $125,000 (Upgrade's contribution) was charged to expense during the year ended September 30, 1999. EforNet is currently developing an application for the UltraCard technology, for secure, anonymous electronic commerce over the Internet, utilizing the UltraCard technology and the switching software referred to above. The results of operations of EforNet since formation have been included in the accompanying consolidated financial statements. The stockholders of EforNet have entered into stockholder's agreement that includes, among other things, a buy and sell agreement. In addition, the other stockholder of EforNet has granted to Upgrade International Corporation (Upgrade) certain proxy rights that allow Upgrade to vote an additional 1% of the outstanding common stock of EforNet. As a result, Upgrade holds a 51% voting interest in EforNet. In January 2000, EforNet re-incorporated in the state of California.

3.          CTI Acquisition Corporation and Centurion Technologies Inc.

On May 12, 1999, the Company formed CTI Acquisition Corporation for the sole purpose of acquiring an equity interest in Centurion Technologies, Inc., a development stage company headquartered in Redmond, Washington. Centurion is developing a proprietary transaction processing software "EPRIM," designed for the real-time transmission of encrypted data over the Internet with a business focus in the medical, educational and government market niches. CTI then acquired an option from one of the Centurion's stockholders' to purchase up to 50% equity interest in Centurion. On May 13, 1999, CTI acquired a 50% interest in Centurion for an aggregate price of $1,100,000, including the option cost of $100,000. As of September 30, 1999, Upgrade owed $350,000 to Centurion for its 50% interest, which was paid prior to December 31, 1999. In addition, Upgrade has a liability of $100,000 and $50,000, as of September 30, 1999 and December 31, 1999, respectively, related to the option to purchase shares of Centurion, which is included in loans payable to related parties. The results of operations of Centurion from the date of acquisition have been recorded in these consolidated financial statements. The purchase price of the acquisition in excess of the carrying amount of Centurion's net assets, aggregating $803,076, was accounted for as IPR&D and was expensed during the year ended September 30, 1999.

Two stockholders of Centurion have granted to Upgrade certain proxy rights that allow Upgrade to vote an additional 1% of the outstanding common stock of the Centurion. As a result, Upgrade holds a 51% voting interest in Centurion.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE C - INVESTMENTS - Continued

4.          Global CyberSystems, Inc.

Global CyberSystems Inc., was incorporated in Nevada on January 12, 1998. As part of the UltraCard acquisition agreement (see note C (1)), the Company received a 50% interest in the newly formed corporation with the remaining 50% being owned by UltraCard. On July 11, 1998, the Company entered into a master distribution agreement with UltraCard which provided Global with the exclusive distribution rights for the UltraCard products and technology in territories and applications as follows: (1) in the U.S., Global holds the exclusive distribution for banking applications and retail/convenience applications; and
(2) worldwide, Global holds the exclusive rights to gaming applications for the UltraCard products and technology. As of September 30, 1999 and December 31, 1999, Global had not commenced its operations and the carrying amounts of its assets, liabilities and stockholders' equity were nominal.

5.          Purchased In-Process Research and Development Costs

The purchased or contributed cost of in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that had commenced but had not yet reached technological feasibility at the date of the acquisition and have no future alternative use. In accordance with Statement on Financial Accounting Standards No. 2, Accounting for Research and Development Costs, as clarified by Financial Accounting Standards Board Interpretation No. 4, the amounts assigned to IPR&D meeting these criteria are charged to expense as part of the allocation of the purchase price of the business combination. A similar accounting was also utilized for the Company's investment in UltraCard accounted for under the equity method. Accordingly, charges totaling $423,857, $5,121,946, $171,638 and $156,200 were recorded as IPR&D during the years ended September 30, 1998 and 1999 and the three months ended December 31, 1998 and 1999, respectively, as part of the allocations of purchase price and equity investment of the Subsidiaries.

Since all of the Subsidiaries are development stage companies, which had not commenced their respective planned principal operations nor generated any significant revenues, the entire amount of the excess of the purchase price or investment amount over the fair market value of the identifiable assets and liabilities of the investee, which approximated the carrying amount of these assets and liabilities, was allocated to IPR&D. As a result, no amount of the purchase prices or investment amounts were allocated to goodwill or other intangibles, except those already recorded by the investees.

6.          Proforma Results of Operations

Had the operations of the Subsidiaries been consolidated with those of the Company during the years ended September 30, 1998 and 1999 and the three months ended December 31, 1998, the net losses would have been approximately $1,440,000, $11,400,000 and $610,000, respectively.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)


NOTE D - RELATED PARTY TRANSACTIONS

During the years ended September 30, 1998 and 1999 the Company incurred $5,000 and $60,000, respectively, in fees for consulting services provided by a company owned by one of the Company's directors. For the three months ended December 31, 1998 and 1999, there were no such fees. At September 30, 1998 and 1999, $5,000 and $40,000, respectively, of the aforementioned fees were included in accounts payable. At December 31, 1999 there were no such amounts included in accounts payable.

Payable to related parties is comprised of the following:


                                                       September 30,
                                              ------------------------------      December 31,
                                                  1998              1999              1999
                                              ------------      ------------      ------------
Stockholders and officers                     $    149,026      $    213,625      $     84,357
Bridge loan from a Centurion stockholder                --           156,645           156,645
                                              ------------      ------------      ------------

                                              $    149,026      $    370,270      $    241,002
                                              ============      ============      ============

All of the above borrowings are non-interest bearing with terms of one year or less.

In February 1999, the Company assumed liabilities of $470,005, including principal and accrued interest. The original loan was entered into by the Company's president and proceeds were used principally to fund research and development activities. As a result, this amount was expensed as research and development costs during the year ended September 30, 1999. As of the September 30, 1999, the outstanding balance of principal and interest on this note was $137,365 and is included in loans payable to related parties. The loan, including accrued interest, was paid in full in October 1999.


NOTE E - NONMONETARY EXCHANGES AND TRANSACTIONS

On the dates of acquisition and consolidation of the Subsidiaries, as described in note C, the Subsidiaries had non-cash assets with an estimated fair value aggregating approximately $2,000,000 and liabilities aggregating approximately $1,300,000.

On December 12, 1997, the Company purchased options, to acquire equity interests in Finet Corporation (Finet) and World Wide Wireless Web (WWWW) from the Company's President in exchange for a note payable in the amount of $150,000, bearing interest at prime rate plus two percent, and 4,000,000 shares of the Company's common stock. The stock was valued at $51,250 based on the cost of the assets received. During the year ended September 30, 1999, the option to acquire WWWW lapsed, and was written off as a loss in the amount of $76,250. The Finet option was transferred to EforNet, (see note C (2)) after negotiation with Finet's controlling stockholder who, at the time, also held an interest in EforNet.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE E - NONMONETARY EXCHANGES AND TRANSACTIONS

In connection with a Regulation D Rule 504 private placement in 1999, the Company incurred the following costs: $645,529 fees accrued as a liability at September 30, 1999, 143,851 shares of its voting common stock included in total shares subscribed at September 30, 1999, and warrants to acquire 279,814 common shares (with exercise prices of $0.25 per share for 100,000 shares and $2.50 per share for 179,814 shares) that vested immediately at the date of grant on September 30, 1999. See note K for additional information related to warrants. These costs totaled $1,703,612 and are accounted for as placement costs.

In connection with a private placement in fiscal year 1999, the Company recorded a subscription receivable from a shareholder in the amount of $165,000. Since the subscription receivable has been collected in full subsequent to September 30, 1999, it was classified as a current receivable at September 30, 1999.

In connection with a private placement in November 1999, the Company recorded a subscription receivable in the amount of $22,172. The subscription has been collected in full subsequent to December 31, 1999 and thus, was classified as a current receivable at December 31, 1999.

On October 15, 1999, the Company issued 70,000 shares in lieu of a payment for public relation services performed. The shares were valued using the closing market price on October 18, 1999 and were recorded as marketing expense of $242,900.


NOTE F - PROPERTY AND EQUIPMENT

The composition of property and equipment is as follows:



                                                        September 30,
                                               ------------------------------      December 31,
                                                   1998              1999              1999
                                               ------------      ------------      ------------

Equipment                                      $     10,001      $    360,784      $    734,781
Office furniture and fixtures                         1,632            43,766            62,344
Corporate condominium                                    --           643,532           643,532
                                               ------------      ------------      ------------
                                                     11,633         1,048,082         1,440,657
Accumulated depreciation and amortization               705            44,701            66,037
                                               ------------      ------------      ------------

                                               $     10,928      $  1,003,381      $  1,374,620
                                               ============      ============      ============


               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE G - ACCRUED LIABILTIES

Accrued liabilities are comprised of the following:


                                              September 30,
                                     ------------------------------      December 31,
                                          1998              1999              1999
                                     ------------      ------------      ------------

Compensation                         $    112,500      $    283,021      $     99,132
Payroll taxes and related costs             6,600           539,850           634,120
Vacation and other                          2,500            20,622           110,845
                                     ------------      ------------      ------------

                                     $    121,600      $    843,493      $    844,097
                                     ============      ============      ============


NOTE H - INCOME TAXES

The differences between financial and tax reporting are comprised primarily of the timing in the recognition of net operating loss (NOL) and tax credit carryforwards, vacation expenses and methods used to compute depreciation expense. The income tax benefits reconciled to the tax computed at the statutory rate were approximately as follows during the years ended September 30:


                                                        1998              1999
                                                    -----------       -----------

Tax benefit computed at federal statutory rate      $  (400,000)      $(3,600,000)
Non-deductible expenses                                 150,000         1,810,000
Research credit                                         (20,000)         (220,000)
Valuation allowance                                     270,000         2,010,000
                                                    -----------       -----------

                                                    $        --       $        --
                                                    ===========       ===========

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE H - INCOME TAXES - Continued

Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. Deferred income taxes reflect the net tax effects of temporary differences between the consolidated carrying amounts of assets and liabilities for financial reporting purposes and the respective amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows at September 30:



                                                    1998              1999
                                                -----------       -----------
Deferred tax assets:
     Net operating loss carryforwards           $   190,000       $ 1,390,000
     Research credit                                 20,000           240,000
     Equity in losses of UltraCard                   60,000           430,000
     Other                                               --           220,000
                                                -----------       -----------
            Total gross deferred tax asset          270,000         2,280,000
                                                -----------       -----------

Valuation allowance                                (270,000)       (2,280,000)
                                                -----------       -----------

            Net deferred tax asset              $        --       $        --
                                                ===========       ===========

Upgrade and its subsidiaries are each required to file their own corporate federal and state tax returns. As of September 30, 1999, the Company and Subsidiaries had aggregated NOL carryforwards and tax credits carryforwards of approximately $10,200,000 and $260,000, respectively, of which the majority of the carryforwards begin expiring in 2018.

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). As a result of these provisions, utilization of the NOL and tax credit carryforwards may be limited.


NOTE I - COMMITMENTS AND CONTINGENCIES

1.          License Agreements

            a.          AMPEX Agreement

            Effective October 1, 1999, UltraCard entered into a license agreement with AMPEX Corporation (AMPEX) to use AMPEX developed proprietary technology, generally referred to as Keepered Media Technology, for incorporation into UltraCard's development, use and sale of its core product. The agreement is scheduled to continue for the life of each Keepered Media patent, for the life of each Keepered Media patent issued under a patent application, and for of each license granted under the Keepered Media Technology, in perpetuity.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE I - COMMITMENTS - Continued

Under the terms of the agreement, UltraCard is required to pay royalties for each sale of the UltraCard's magnetic card product on a per card basis. Additionally, in order for UltraCard to maintain an exclusive license agreement, the minimum yearly payments are as follows:

          Year ending September 30,
          -------------------------

                    2000                              None
                    2001                       $ 3,500,000
                    2002                        15,000,000
                 Thereafter                     24,000,000 per year

Either party has a right to terminate all or part of the agreement with 30 days notice.

b.          CardTech Agreement

On October 10, 1997, UltraCard licensed the rights to two technology patents from CardTech, Inc. (CardTech). UltraCard's President is also the majority stockholder of CardTech. The license agreement terminates upon the expiration of the last licensed patent. Because the agreement covers any new patent applications filed in conjunction with the original technology patents, the agreement does not have a definite expiration date.

UltraCard paid $30,000 for an initial licensing fee, $950,000 in minimum royalty fees and $1,009,813 in capital fees under the license agreement. Capital fees were paid as part of the agreement requiring UltraCard to remit to the CardTech 12.5% of every dollar received from equity financing. In October 1997, as required by the license agreement, UltraCard issued 2,500,000 shares of its common stock, valued at the time of the issuance at $250,000. Related to the shares issued, UltraCard capitalized as license cost the amount of $250,000.

During the years ended September 30, 1998 and 1999 and the three months ended December 31, 1998 and 1999, the UltraCard recorded license and royalty expenses of $345,125, $1,484,636, $104,862 and $162,500, respectively.

As of September 30, 1999 and December 31, 1999, UltraCard's remaining commitments under the license agreement are summarized as follows:

         - An earned royalty fee of 5% of the gross proceeds generated from sales, leases or other distributions of products incorporating the CardTech technology. The minimum annual royalty fee is payable at $650,000 per calendar year through 2009.
         - A capital fee equal to 12.5% of all capital invested in the UltraCard until such time that CardTech has received a total of $3,000,000 in such fees. The maximum remaining amount of the commitment is $1,990,187.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE I - COMMITMENTS - Continued

2.          Agreement with International Funding Corporation

Effective July 1, 1999, the Company entered into an agreement with International Funding Corporation (IFC). Under the terms of the agreement, IFC provides various investment banking services and assisted the Company in conducting its private placement to sell shares at $2.50 in exchange for the following consideration:

         a) Warrant for the purchase of 100,000 shares of common stock at a price of $0.25 which vest at the time the Company raises $6,000,000;
         b) cash fee of 7% of the gross proceeds raised through the equity placement;
         c) fee of 4% of the gross proceeds of the placement payable in the Company's voting common stock;
         d) fee of 5% of the gross proceeds of the placement payable in $2.50 common stock warrants which vested immediately.

At September 30, 1999, the Company issued 143,851 shares of its voting common stock and granted to IFC warrants to purchase 279,814 shares of common stock, 100,000 with an exercise price of $0.25 per share and 179,814 with an exercise price of $2.50 per share. At September 30, 1999 and December 31, 1999, the Company recorded fees payable in the amount of $645,529 and $16,180, respectively, to IFC. The warrants issued were valued using the Black-Scholes pricing model described in note J. All of the expenses associated with the warrants and cash fees payable were recorded as a reduction of the proceeds from the offering.

In addition to the aforementioned placement costs, during the year ended September 30, 1999 and the three months ended December 31, 1999, the Company incurred $30,000 and $56,250, respectively, in consulting fees for investor relation services performed by IFC.

The IFC agreement expires on June 30, 2000, and has an automatic renewal clause unless terminated in writing by either party. If renewed, in the event of any future private placements conducted through IFC, fees described in (b)-(d) above would be payable by the Company out of the proceeds raised. In addition, IFC is entitled to a monthly retainer in the amount of $7,500 and a reimbursement of expenses incurred while providing services to the Company.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE I - COMMITMENTS - Continued

3.          Employment and Consulting Agreements

UltraCard has entered into a number of employment and consulting agreements. The agreements vary in length from one to five years with total remaining commitment amounts, excluding shares to be issued, as follows:

        Year ending
       September 30,
       -------------
           2000              $1,246,933
           2001                 748,333
           2002                 577,500
           2003                  87,500
                             ----------

                             $2,660,266
                             ==========

Some of the employment and consulting agreements also call for issuance of a specified number of shares of the Company's common stock. The estimated market value of these shares issued were charged to expense in the period issued. During the years ended September 30, 1998 and 1999, the Company recorded $1,038,564 and $226,925, respectively, of employee compensation and consulting expenses related to the issuance of these shares of the Company. No shares were issued in compensation or for consulting services under the aforementioned agreements during the three months ended December 31, 1998 and 1999.

4.          Operating Lease Agreements

The Company has entered into operating lease agreements for its office and engineering facilities located in Washington and California. The leases have terms varying from monthly to five years, which expire in 2000 to 2004, some of which provide for one and two year extensions. Certain leases provide for fixed annual increases in base rent and others require adjustments based on the change in the Consumer Price Index and in facility maintenance costs. Total minimum operating lease commitment for the Company are as follows:

        Year ending
       September 30,
       -------------

           2000              $ 202,872
           2001                203,994
           2002                203,007
           2003                189,228
           2004                118,268
                             ---------
                             $ 917,369
                             =========

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE I - COMMITMENTS - Continued

Rent expense for the year ended September 30, 1998, and the three months ended December 31, 1998 was $3,500 and $6,310, respectively. Total consolidated rent expenses for the year ended September 30, 1999 and three months ended December 31, 1999 were $54,825 and $103,375, respectively.

Total sublease income for the year ended September 30, 1999 and the three months ended December 31, 1999 was $12,075 and $6,620, respectively. During the year ended September 30, 1999, UltraCard entered into a month-to-month sublease agreement with one of its stockholders to sublease part of its office space.

At the commencement of its office lease, UltraCard paid a refundable security deposit of $115,000. If UltraCard is in compliance with the provisions of the lease agreement, the amount of the deposit should be reduced by $20,000 per year during the third, fourth and fifth years of the lease.


NOTE J - STOCK OPTION PLAN

In January 1999, the Company established the 1999 Stock Option Plan (1999 Plan). The 1999 Plan allows the Company to grant options to employees, consultants, and directors for up to 1,550,000 shares of common stock. On September 30, 1999, the Company implemented the 2000 Stock Option Plan (2000 Plan) allotting an additional 800,000 shares for grants to employees and contractors. Option prices are generally equal to the fair market value of the shares of the Company's common stock on the date of grant. Options, generally, vest over a four-year period and expire four to five years from the date of the grant.

The following is a summary of the employee stock option information for the year ended September 30, 1999.


                                                                     Weighted Average
                                                        Shares        Exercise Price
                                                       ---------     ----------------
Options outstanding at September 30, 1998                     --      $           --

    Options granted                                    2,310,000                1.05
    Options exercised                                     60,000                0.25
                                                       ---------      --------------

Options outstanding at September 30, 1999              2,250,000      $         1.07
                                                       =========      ==============


               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE J - STOCK OPTION PLAN - Continued

The following table summarizes information about options outstanding at September 30, 1999:


                                      Options Outstanding                                    Options Exercisable
                      --------------------------------------------------------     -------------------------------------
                                                                 Weighted            Weighted
                                                                  Average             Average
         Range of         Number            Exercise             Remaining             Number           Weighted Average
     Exercise Prices   Outstanding            Price           Contractual Life       Exercisable         Exercise Price
     ---------------  -------------      ---------------      ----------------     ---------------      ----------------
          $0.25             940,000      $          0.25        4.30 years                 940,000      $          0.25
      $0.50 - $2.50       1,310,000                 1.66        4.71 years                 393,384                 0.82
                      -------------                                                ---------------
                          2,250,000                                                      1,333,384                 0.42
                      =============                                                ===============


The weighted average fair value of the options granted during the year ended September 30, 1999 was $0.98.

The Company accounts for its stock-based compensation plan in accordance with Accounting Principle Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation was recognized in connection with options granted to employees. The Company adopted the disclosure requirements SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, the Company is required to calculate and present the pro forma effect of all awards granted. For disclosure purposes, the fair value of each option granted to an employee has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.00%, dividend yield 0%, and volatility of 218%, and expected lives of 4 and 5 years. Based on the computed option values and the number of the options issued, had the Company recognized compensation expense, the following would have been its effect on the Company's net loss:


                             Year ended
                          September 30, 1999
                          ------------------
    Net loss
---------------
As reported                  $10,623,048
Pro forma                     10,918,275

Loss per share
---------------
As reported                  $      0.79
Pro forma                           0.81


On September 30, 1999, the Company granted 40,000 options to non-employee consultants. Options were granted at an exercise price of $2.50 per share which at the time was equal to the private placement price of the underlying Company's common stock. The options expire five years from the date of grant and vest over a four-year period. The Company recorded $98,720 in compensation expense in connection with the options granted to non-employees. At September 30, 1999, 3,336 of these options became exercisable.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE J - STOCK OPTION PLAN - Continued

As of September 30, 1999, UltraCard, Inc. has adopted a stock option plan of up to 1,000,000 shares of its common stock and granted 280,666 options to its employees. The pro forma effect on the consolidated loss would not be material.

As of September 30, 1999, certain other subsidiaries were in the process of establishing stock option plans. It is expected that such plans will be adopted during the year ending September 30, 2000.

No options were granted by the Company during the three months ended December 31, 1999. In November 1999, a director exercised 90,000 options with a strike price of $0.25 per share. At December 31, 1999 2,160,000 and 40,000 shares of employee and non-employee stock options, respectively, remain outstanding.


NOTE K - Warrants

During the year ended September 30, 1999, the Company granted 2,069,641 warrants to investment bankers, consultants and other service providers as follows:

- On January 20, 1999, warrants to purchase 1,000,000 shares of common stock were granted to a family trust in which the Company's President is the sole trustee. The warrants have an exercise price of $0.25 per share (the fair value price of the stock on the date of grant), vested immediately, and are exercisable within two years. They were valued using the Black-Scholes pricing model using a 6% risk-free rate, 218% volatility, and a 0% dividend yield. The Company recorded a $221,000 expense in connection with this grant.

- On August 1, 1999, warrants to purchase 27,500 shares of common stock were granted to a consulting company. The warrants had a exercise price of $0.25 per share, vested immediately and had a term of two years. On August 15, 1999, all of the warrants were exercised for $6,875. The warrants were valued at the date of grant using the Black-Scholes model and assumptions described in note J. In connection with the grant, the Company recorded an expense of $64,155.

- On September 30, 1999, the Company granted warrants to acquire 762,327 shares of common stock to various consultants. The warrants have exercise prices ranging $0.25 to $2.50, vested immediately and have contractual lives of two and five years, respectively. The warrants were valued using the Black-Scholes pricing model described in note J. In connection with the grant, $1,642,485 was recorded as a professional service expense.

At September 30, 1999, there were 1,250,000 and 792,141 warrants exercisable at $0.25 and $2.50 per share, respectively.

During the three months ended December 31, 1999, the Company granted 120,000 warrants in conjunction with the issuance of a convertible debenture (see note
L). During the three months ended December 31, 1999, 75,000 warrants with strike price of $0.25 were exercised. At December 31, 1999, there were 1,175,000 and 912,141 warrants exercisable at $0.25 and $2.50 per share, respectively.

               Upgrade International Corporation and Subsidiaries
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     September 30, 1998 and 1999, and December 31, 1998 and 1999 (unaudited)



NOTE L - CONVERTIBLE DEBENTURE

On October 15, 1999, the Company completed the issuance of a convertible debenture to an outside investor with the principal amount of $1,000,000 bearing interest at a simple annual rate of 7% with a maturity date of October 15, 2001. The debenture is convertible into the Company's common stock at a price equal to 75% of the average bid price of the stock for the five consecutive trading days immediately preceding the date of conversion, not to exceed $2.50 per share. Pursuant to the debenture agreement, the Company granted a warrant to acquire up to 120,000 shares of common stock at a price of $2.50 per share to the holder of the debenture. The Company allocated part of the debenture proceeds to the warrants valued using Black-Scholes pricing model described in the note J. The allocation resulted in a discount of $416,040 to be amortized using effective interest method over the contractual life of the debenture (two years). During the three months ended December 31, 1999, the Company recorded $37,120 in related discount amortization which is included with interest expense.

The Company also allocated part of the debenture proceeds to the debenture's beneficial conversion feature resulting in $400,000 increase to additional paid in capital. Due to holder's ability to convert at any time starting with the date of issuance, the entire amount was expensed as interest on October 15, 1999.

During the three months ended December 31, 1999, the Company recorded approximately $14,800 in interest accrued on the debentures.


NOTE M - SUBSEQUENT EVENTS

During February and March 2000, the Company was notified that a series of class action lawsuits were filed in United States District Court against the Company and its President alleging securities violations. The Company's counsel believes the Court will consolidate these complaints. The Company is in the process of engaging defense counsel, reviewing the facts alleged in the complaints and developing an appropriate response. As a result, the Company has not yet responded. Because legal counsel has not been engaged to review the complaints, management is unable to assess the ultimate outcome of these matters. Therefore, the accompanying financial statements do not include a liability, if any, with regard to these matters.

                       Financial Statements and Report of
                    Independent Certified Public Accountants

                                 ULTRACARD, INC.
                          (A development stage company)

                         September 30, 1998 and 1999 and
                     December 31, 1998 and 1999 (unaudited)

                                 C O N T E N T S



                                                                             Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            64


FINANCIAL STATEMENTS

            BALANCE SHEETS                                                    65

            STATEMENTS OF OPERATIONS                                          66

            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                       67

            STATEMENTS OF CASH FLOWS                                          68

            NOTES TO FINANCIAL STATEMENTS                                     70


               Report of Independent Certified Public Accountants









Board of Directors
UltraCard, Inc.

We have audited the accompanying balance sheets of UltraCard, Inc. (a development stage company) as of September 30, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UltraCard, Inc. as of September 30, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

GRANT THORNTON LLP

Seattle, Washington
January 27, 2000 (except for note B,
  as to which the date is March 24, 2000)

                                 UltraCard, Inc.
                          (A development stage company)

                                 BALANCE SHEETS


                                                       ASSETS



                                                                          September 30,
                                                                  ------------------------------        December 31,
                                                                      1998               1999               1999
                                                                  ------------       ------------       ------------
CURRENT ASSETS                                                                                           (unaudited)
     Cash and cash equivalents                                    $     17,278       $  2,639,195       $  1,130,249
     Prepaid royalty to CardTech                                            --            162,500                 --
     Prepaid expenses                                                    6,338             16,489                720
                                                                  ------------       ------------       ------------

                  Total current assets                                  23,616          2,818,184          1,130,969

PROPERTY AND EQUIPMENT - AT COST,
     less accumulated depreciation and amortization                     20,053            885,206          1,113,450

OTHER ASSETS
     Intangible assets, net of accumulated amortization                215,841            253,763            245,444
     Deposits                                                              870            126,315            118,315
                                                                  ------------       ------------       ------------

                  Total assets                                    $    260,380       $  4,083,468       $  2,608,178
                                                                  ============       ============       ============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
     Accounts payable                                             $     20,630       $    185,982       $    493,819
     Accrued liabilities                                               332,115            496,095            527,183
     License fees payable to CardTech, Inc.                            251,787                 --                 --
                                                                  ------------       ------------       ------------

                  Total current liabilities                            604,532            682,077          1,021,002

COMMITMENTS                                                                 --                 --                 --

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock - $.001 par value, 50,000,000 shares
          authorized                                                     5,978             11,247             11,247
     Stock subscriptions                                               150,000                 --                 --
     Additional paid in capital                                      1,673,599          9,402,755          9,402,755
     Receivable from stockholders                                     (300,000)          (400,000)          (400,000)
     Accumulated development stage deficit                          (1,873,729)        (5,612,611)        (7,426,826)
                                                                  ------------       ------------       ------------
                                                                      (344,152)         3,401,391          1,587,176
                                                                  ------------       ------------       ------------

                  Total liabilities and stockholders' equity      $    260,380       $  4,083,468       $  2,608,178
                                                                  ============       ============       ============




The accompanying notes are an integral part of these statements.

                                 UltraCard, Inc.
                          (A development stage company)

                            STATEMENTS OF OPERATIONS




                                                                                  Three months ended              Cumulative
                                             Year ended September 30,                 December 31,           results of operations
                                          -----------------------------       -----------------------------     since inception
                                              1998              1999              1998              1999      (September 9, 1997)
                                          -----------       -----------       -----------       -----------  ----------------------
Costs and expenses                                                            (unaudited)       (unaudited)        (unaudited)
     Research and development
          Stock compensation              $   273,550       $   187,789       $        --       $        --    $          461,339
          Other                               111,978         1,008,039            43,233           651,439             1,771,456
     Royalty and license fees                 345,125         1,484,636           104,862           162,500             1,992,261
     Selling and marketing                         --                --                --           500,083               500,083
     General and administrative
          Stock compensation                  580,027            39,136                --                --               619,163
          Other                               566,012         1,048,576           168,387           525,637             2,140,225
                                          -----------       -----------       -----------       -----------    ------------------
                                            1,876,692         3,768,176           316,482         1,839,659             7,484,527

Other income                                   (2,963)          (29,294)           (1,313)          (25,444)              (57,701)
                                          -----------       -----------       -----------       -----------    ------------------

          NET LOSS                        $ 1,873,729       $ 3,738,882       $   315,169       $ 1,814,215    $        7,426,826
                                          ===========       ===========       ===========       ===========    ==================

          NET LOSS PER SHARE - BASIC      $      0.42       $      0.56       $      0.05       $      0.16    $             1.23
                                          ===========       ===========       ===========       ===========    ==================



The accompanying notes are an integral part of these statements.

                                 UltraCard, Inc.
                          (A development stage company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

         Years ended September 30, 1998 and 1999 and three months ended
                         December 31, 1999 (unaudited)




                                         Voting common stock            Common stock subscribed          Additional
                                    ----------------------------      ----------------------------        paid-in
                                       Shares           Amount           Shares           Amount          capital
                                    -----------      -----------      -----------      -----------      -----------
Balance at September 9, 1997                 --      $        --               --      $        --      $        --

Issuance of founders'
   shares at $0.01 per
   share on September 9,
   1997 in exchange for                 500,000              500               --               --            4,500
   services

Sale of common stock in
   September of 1997
   through the first round
   of private placement at
   $.10 per share                       310,000              310               --               --           30,690

Issuance of common stock in
   December 1997 as part of
   license agreement at
   $.10 per share                     2,500,000            2,500               --               --          247,500

Sale of common stock at
   various dates from
   October 1997 through
   February 1998 through
   the first round of private
   placement at $.10 per share          900,000              900               --               --           89,100

Issuance of common stock
   for compensation in
   January 1998 at $.44 per
   share                                250,000              250               --               --          110,850

Sale of common stock in
   January 1998 to Upgrade
   at $.44 per share                  1,012,500            1,013               --               --          448,987

Issuance of common stock
   for consulting services
   in April 1998 at $1.47
   per share                            110,511              110               --               --          162,340

Issuance of common stock as
   compensation for in
   April and August 1998 at
   $1.47 per share                      394,576              395               --               --          579,632

Receivable from
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued as                      --               --               --               --               --
   compensation

Common stock subscribed at
   $1.47 per share                           --               --          102,223          150,000               --

Net loss for the year ended
   September 30, 1998                        --               --               --               --               --
                                    -----------      -----------      -----------      -----------      -----------
Balance at September 30,
                          1998        5,977,587            5,978          102,223          150,000        1,673,599


                                    Receivable           Accumulated
                                       from              development
                                    stockholders        stage deficit           Total
                                    ------------       ---------------       ------------

Balance at September 9, 1997        $         --       $            --       $         --

Issuance of founders'
   shares at $0.01 per
   share on September 9,
   1997 in exchange for                       --                    --              5,000
   services

Sale of common stock in
   September of 1997
   through the first round
   of private placement at
   $.10 per share                             --                    --             31,000

Issuance of common stock in
   December 1997 as part of
   license agreement at
   $.10 per share                             --                    --            250,000

Sale of common stock at
   various dates from
   October 1997 through
   February 1998 through
   the first round of private
   placement at $.10 per share                --                    --             90,000

Issuance of common stock
   for compensation in
   January 1998 at $.44 per
   share                                      --                    --            111,100

Sale of common stock in
   January 1998 to Upgrade
   at $.44 per share                          --                    --            450,000

Issuance of common stock
   for consulting services
   in April 1998 at $1.47
   per share                                  --                    --            162,450

Issuance of common stock as
   compensation for in
   April and August 1998 at
   $1.47 per share                            --                    --            580,027

Receivable from
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued as                 (300,000)                   --           (300,000)
   compensation

Common stock subscribed at
   $1.47 per share                            --                    --            150,000

Net loss for the year ended
   September 30, 1998                         --            (1,873,729)        (1,873,729)
                                    ------------       ---------------       ------------

Balance at September 30,
                          1998          (300,000)           (1,873,729)          (344,152)


                                    Continued

                                 UltraCard, Inc.
                          (A development stage company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

         Years ended September 30, 1998 and 1999 and three months ended
                         December 31, 1999 (unaudited)




                                       Voting common stock            Common stock subscribed     Additional
                                  ----------------------------   ----------------------------      paid-in
                                     Shares           Amount        Shares         Amount          capital
                                  -----------      -----------   -----------     -----------      -----------

Sale of common stock in
   December 1998 to April
   1999 to Upgrade at $1.47
   per share                          963,632              964      (102,223)       (150,000)       1,413,036

Sale of common stock in
   March and July 1999
   through a private
   placement at $1.89 per
   share                                3,948                4            --              --            7,496

Issuance of common stock as
   compensation in May
   through September 1999
   at $1.47 per share                 154,623              154            --              --          226,771

Receivable from
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued as                    --               --            --              --               --
   compensation

Sale of common stock in
   September 1999 to
   Upgrade at $1.47 per
   share                            4,147,526            4,147            --              --        6,081,853

Net loss for the year ended
   September 30, 1999                      --               --            --              --               --
                                  -----------      -----------      --------      ----------      -----------


Balance at September 30, 1999      11,247,316           11,247            --              --        9,402,755

Net loss for the three
   months ended December                   --               --            --              --               --
   31, 1999
                                  -----------      -----------      --------      ----------      -----------


Balance at December 31, 1999       11,247,316      $    11,247            --      $       --      $ 9,402,755
                                  ===========      ===========      ========      ==========      ===========


                                  Receivable           Accumulated
                                     from              development
                                  stockholders        stage deficit           Total
                                  ------------       ---------------       ------------
Sale of common stock in
   December 1998 to April
   1999 to Upgrade at $1.47
   per share                                --                    --          1,264,000

Sale of common stock in
   March and July 1999
   through a private
   placement at $1.89 per
   share                                    --                    --              7,500

Issuance of common stock as
   compensation in May
   through September 1999
   at $1.47 per share                       --                    --            226,925

Receivable from
   stockholders for payroll
   taxes and related
   charges in connection
   with stock issued as               (100,000)                   --           (100,000)
   compensation

Sale of common stock in
   September 1999 to
   Upgrade at $1.47 per
   share                                    --                    --          6,086,000

Net loss for the year ended
   September 30, 1999                       --            (3,738,882)        (3,738,882)
                                  ------------       ---------------       ------------

Balance at September 30, 1999         (400,000)           (5,612,611)         3,401,391

Net loss for the three
   months ended December                    --            (1,814,215)        (1,814,215)
   31, 1999
                                  ------------       ---------------       ------------

Balance at December 31, 1999      $   (400,000)      $    (7,426,826)      $  1,587,176
                                  ============       ===============       ============




The accompanying notes are an integral part of this statement.

                                 UltraCard, Inc.
                          (A development stage company)

                            STATEMENTS OF CASH FLOWS




                                                                                                    Three months ended
                                                                     Year ended September 30,          December 31,
                                                                   -----------------------------    ------------------
                                                                       1998              1999              1998
                                                                   -----------       -----------       -----------
Increase (Decrease) in Cash and Cash Equivalents                                                       (unaudited)
Cash flows from operating activities
     Net loss                                                      $(1,873,729)      $(3,738,882)      $  (315,169)
     Adjustments to reconcile net loss to net cash used in
          operating activities:
          Depreciation and amortization                                 38,551            47,628            12,607
          Stock issued to founders in exchange for
               pre-incorporation expenses                                5,000                --                --
          Stock issued for compensation and services                   853,577           226,925                --
          Changes in assets and liabilities:
               Prepaid expenses                                         (6,338)         (172,651)               --
               Deposits and other assets                                  (870)         (125,445)            5,618
               Accounts payable and accrued liabilities, net            52,745           229,332                --
               License fees payable                                    251,787          (251,787)           54,147
                                                                   -----------       -----------       -----------


                    Net cash used in operating activities             (679,277)       (3,784,880)         (242,797)

Cash flows from investing activities
     Acquisition of property and equipment                             (22,730)         (875,939)           (6,124)
     Additions to intangible assets                                     (1,715)          (74,764)               --
                                                                   -----------       -----------       -----------

                    Net cash used in investing activities              (24,445)         (950,703)           (6,124)

Cash flows from financing activities
     Proceeds from sale of common stock and stock
          subscriptions                                                721,000         7,357,500           238,900
                                                                   -----------       -----------       -----------

                    Net cash provided by financing activities          721,000         7,357,500           238,900
                                                                   -----------       -----------       -----------

Net increase (decrease) in cash and cash equivalents                    17,278         2,621,917           (10,021)

Cash and cash equivalents at beginning of the period                        --            17,278            17,278
                                                                   -----------       -----------       -----------

Cash and cash equivalents at end of the period                     $    17,278       $ 2,639,195       $     7,257
                                                                   ===========       ===========       ===========


                                                               Three months ended
                                                                  December 31,           Cumulative
                                                               ------------------      since inception
                                                                       1999          (September 9, 1997)
                                                                   -----------       -------------------
Increase (Decrease) in Cash and Cash Equivalents                   (unaudited)              (unaudited)
Cash flows from operating activities
     Net loss                                                      $(1,814,215)      $       (7,426,826)
     Adjustments to reconcile net loss to net cash used in
          operating activities:
          Depreciation and amortization                                 22,274                  108,453
          Stock issued to founders in exchange for
               pre-incorporation expenses                                   --                    5,000
          Stock issued for compensation and services                        --                1,080,502
          Changes in assets and liabilities:
               Prepaid expenses                                        178,269                     (720)
               Deposits and other assets                                 8,000                 (118,315)
               Accounts payable and accrued liabilities, net           338,925                  621,002
               License fees payable                                         --                       --
                                                                   -----------       ------------------


                    Net cash used in operating activities           (1,266,747)              (5,730,904)

Cash flows from investing activities
     Acquisition of property and equipment                            (241,588)              (1,140,257)
     Additions to intangible assets                                       (611)                 (77,090)
                                                                   -----------       ------------------

                    Net cash used in investing activities             (242,199)              (1,217,347)

Cash flows from financing activities
     Proceeds from sale of common stock and stock
          subscriptions                                                     --                8,078,500
                                                                   -----------       ------------------

                    Net cash provided by financing activities               --                8,078,500
                                                                   -----------       ------------------

Net increase (decrease) in cash and cash equivalents                (1,508,946)               1,130,249

Cash and cash equivalents at beginning of the period                 2,639,195                       --
                                                                   -----------       ------------------

Cash and cash equivalents at end of the period                     $ 1,130,249       $        1,130,249
                                                                   ===========       ==================

Non-cash disclosures:


During fiscal year ended September 30, 1998, the Company issued 2,500,000 shares of its common stock at $0.10 per share as it was required under the terms of the technology license agreement (see note F (1)).


The accompanying notes are an integral part of these statements.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UltraCard, Inc. (the Company), a Nevada corporation, incorporated September 9, 1997, is currently developing and plans to market a patented data storage technology that allows application of conventional hard drive storage technology onto a standard credit card. The Company adopted September 30 as its fiscal year end. The results of the Company's operations and cash flows for the period from inception through September 30, 1997 were nominal and were combined with the results of operations and the cash flows for the year ended September 30, 1998 for financial statement presentation purposes.

On January 16, 1998, the Company entered into an agreement (the Agreement) with Upgrade International Corporation (Upgrade) to sell a 20% interest in the Company to Upgrade for $450,000. The Agreement also provided Upgrade an option to acquire an additional 15% interest in the Company for $2,000,000. After several modifications, the parties entered into a final agreement allowing Upgrade to acquire 18.5% of the interest in the Company for $450,000 and providing an option to acquire an additional 31.5% interest for $7,500,000.

Pursuant to antidilution provisions of the Agreement further described in note F(4), the Company issued 1,000,000 additional shares of its common stock to Upgrade at September 30, 1999, resulting from the stock option plan described in note H. Voting of these shares is tied to the exercise of options and issuance of shares under the stock option plan. As of September 30, 1998 and 1999, Upgrade owned approximately 18% and 54%, respectively, of the Company's common stock. During the three months ended December 31, 1999, Upgrade acquired an additional 1% interest in the Company from another stockholder.

1.          Research and Development

Research and development costs are expensed as incurred.

2.          Property and Equipment

Property and equipment are stated at cost. Depreciation expense is charged to operations over the estimated service period of the assets using straight-line method and ranging as follows:

            Equipment                                           3-5 years
            Office Furniture                                     10 years
            Corporate Condominium                                30 years

3.          Intangible Assets

Intangible assets consist of capitalized license fees and patent and trademark costs. The amounts are amortized using the straight-line method over seven years, the estimated useful life of the underlying technology.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

4.          Loss per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding was 4,478,057 and 6,634,347 for the years ended September 30, 1998 and 1999, respectively, 6,109,018 and 11,247,316 for the three months ended December 31, 1998 and 1999, and 6,041,433 since inception (September 9, 1997) through December 31, 1999 (unaudited).

5.          Cash Equivalents

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

6.          Financial Instruments

The Company's financial instruments consist of cash and accounts payable. The Company believes that the fair value of these financial instruments approximates their carrying amounts based on their short-term nature.

7.          Concentrations of Credit Risk

As of September 30, 1999 and December 31, 1999, the Company maintained all bank accounts with one financial institution. The total balance was in excess of the $100,000 federally insured limit. The Company has not experienced any losses with these cash accounts.

8.          Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

9.          Interim Financial Information (Unaudited)

The interim financial statements of the Company as of December 31, 1999 and for the three months ended December 31, 1998 and 1999, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC, on a basis consistent with the audited financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of the Company's operations and its cash flows in accordance with generally accepted accounting principles. The accompanying unaudited interim financial statements are not necessarily indicative of full year results.


NOTE B - MANAGEMENT PLANS

The Company is a development stage enterprise as defined under Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business and its planned operations have not commenced; accordingly, the Company has not generated any operating revenues. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

As of September 30, 1999, the Company raised a total of $8,078,500 through the private sale of its common stock, of which $7,950,000 was from Upgrade. Upgrade has expressed an intention to acquire an additional interest in the Company and to continue funding its operations until the Company completes an anticipated initial public offering (IPO). Under terms of the Funding Agreement between Upgrade and UltraCard dated March 21, 2000, should UltraCard require additional financing prior to an IPO, Upgrade has agreed to provide sufficient funds on a firm commitment basis in an amount not to exceed $20 million. All such funds advanced by Upgrade will be subject to a note payable agreement, the terms of which will require the accrual of interest at the bank's prime interest rate and repayment of principal and accrued interest on the earlier of the occurrence of the following events: the payment of dividends to stockholders; the completion of an IPO where the proceeds exceed $35 million subject to the conversion provisions described below; or upon the occurrence of a change in control of the Company; but no later than March 31, 2001. Pursuant to the terms of the Funding Agreement, the unpaid principal and accrued interest is convertible into common stock of the Company at specified conversion rates upon the completion of an IPO. The graduated conversion rates range from $1.90 to $15.00 per share depending on the amount owed to Upgrade at the time of conversion. Subsequent to December 31, 1999, Upgrade loaned to the Company approximately $2,750,000 to fund its operations. There can be no assurances that additional funding will be available, or whether other sources of funding will be available on acceptable terms, if at all.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE C - PROPERTY AND EQUIPMENT

The composition of the Company's fixed assets was as follows at:


                                                      September 30,
                                               --------------------------     December 31,
                                                  1998            1999           1999
                                               ----------      ----------     ------------
Equipment                                      $   18,703      $  225,469      $  463,922
Office furniture                                    4,027          29,668          32,803
Corporate condominium                                  --         643,532         643,532
                                               ----------      ----------      ----------
                                                   22,730         898,669       1,140,257
Accumulated depreciation and amortization           2,677          13,463          26,807
                                               ----------      ----------      ----------

                                               $   20,053      $  885,206      $1,113,450
                                               ==========      ==========      ==========


NOTE D - ACCRUED LIABILTIES

The following is a composition of accrued liabilities at:


                                                        September 30,
                                               ------------------------------      December 31,
                                                   1998              1999              1999
                                               ------------      ------------      ------------

Accrued payroll taxes and related charges      $    325,000      $    480,499      $    477,449
Accrued compensation                                  7,115            15,596            49,734
                                               ------------      ------------      ------------

                                               $    332,115      $    496,095      $    527,183
                                               ============      ============      ============


NOTE E - INCOME TAXES

The differences between financial and tax reporting are comprised primarily of the timing in the recognition of net operating loss (NOL) carryforwards, vacation expense, research and development credits and methods used to compute depreciation expense. The income tax benefits reconciled to the tax computed at the statutory rate were as follows during the years ended September 30:


                                       1998              1999
                                   -----------       -----------
Tax benefit at statutory rate      $  (637,000)      $(1,271,000)
Non-deductible expenses                 25,000            51,000
Research credit                        (38,000)         (120,000)
Valuation allowance                    650,000         1,340,000
                                   -----------       -----------

Total                              $        --       $        --
                                   ===========       ===========

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE E - INCOME TAXES - Continued

Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are approximately as follows at September 30:


                                               1998              1999
                                           -----------       -----------
Deferred tax assets:
     Net operating loss carryforwards      $   612,000       $ 1,832,000
     Research credit                            38,000           158,000
                                           -----------       -----------
       Total deferred tax asset                650,000         1,990,000
       Valuation allowance                    (650,000)       (1,990,000)
                                           -----------       -----------

       Net deferred tax assets             $        --       $        --
                                           ===========       ===========

As of September 30, 1999, the Company had aggregate NOL and tax credit carryforwards of approximately $5,380,000 and $158,000, respectively, of which the majority of these carryforwards begin expiring in 2018. Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). As a result of these provisions, utilization of the NOL and tax credit carryforwards may be limited.


NOTE F - COMMITMENTS

1.          License Agreements

            a.          AMPEX Agreement

            Effective October 1, 1999, the Company entered into a license agreement with AMPEX Corporation (AMPEX) to use AMPEX-developed proprietary technology, generally referred to as Keepered Media Technology, for incorporation into UltraCard's development, use and sale of its core product. The agreement is scheduled to continue for the life of each Keepered Media patent, for the life of each Keepered Media patent issued under a patent application, and for of each license granted under the Keepered Media Technology, in perpetuity.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE F - COMMITMENTS - Continued

Under the terms of the agreement, the Company is required to pay royalties for each sale of UltraCard's magnetic card product on per card basis. Additionally, in order for the Company to maintain an exclusive license agreement, the minimum yearly payments are as follows:

          Year ending September 30,
          ------------------------

                    2000                           None
                    2001                       $ 3,500,000
                    2002                        15,000,000
                 Thereafter                     24,000,000 per year

Either party has a right to terminate all or part of the agreement with a 30 days notice.

b.       CardTech Agreement

On October 10, 1997, the Company entered into an exclusive worldwide license agreement with CardTech, Inc. (CardTech) for the rights to certain technology and know-how concerning card-based storage media and read/write systems covered by certain patents and patent applications. The Company's President is the majority stockholder of CardTech. The license agreement terminates upon the expiration of the last licensed patent. Because the agreement covers any new patent applications to be filed in conjunction with the original technology patents, the agreement does not have a definite expiration date.

Under the terms of the license agreement, the Company paid $30,000 for an initial licensing fee, $950,000 in minimum royalty fees and $1,009,813 in capital fees during the years ended September 30, 1998 and 1999. Capital fees were paid as part of the agreement requiring the Company to remit to the licensor 12.5% of every dollar received from equity financing. In October 1997, as required by the license agreement, the Company issued 2,500,000 of its common shares valued at the time of the issuance at $250,000. Related to the shares issued, the Company capitalized license fees of $250,000.

For the years ended September 30, 1998 and 1999, the Company recorded license and royalty expenses of $345,125 and $1,484,636, respectively. During the three months ended December 31, 1998 and 1999 the Company recorded license and royalty expenses of $104,862 and $162,500, respectively.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE F - COMMITMENTS - Continued

As of September 30, 1999 and December 31, 1999, the Company's remaining commitments under the license agreement are summarized as follows:

         - An earned royalty fee of 5% of the gross proceeds generated from sales, leases or other distributions of products incorporating the CardTech technology. The minimum annual royalty fee is payable at $650,000 per calendar year.

         - A capital fee equal to 12.5% of all capital invested in the Company until such time that CardTech has received a total of $3,000,000 in such fees. The maximum remaining amount of the commitment was $1,990,187 at September 30 and December 31, 1999.

1.          Employment and Consulting Agreements

The Company has entered into a number of employment and consulting agreements. The agreements vary in length from one to five years with total remaining cash commitment amounts, as follows:

        Year ending
       September 30,
       -------------
           2000              $1,246,933
           2001                 748,333
           2002                 577,500
           2003                  87,500
                             ----------
                             $2,660,266
                             ==========

Some of the employment and consulting agreements also call for issuance of a specified number of shares of the Company's common stock. The estimated market value of these shares issued was charged to expense in the period issued. During the years ended September 30, 1998 and 1999, the Company recorded $853,577 and $226,925, respectively, of employee compensation and consulting expenses related to the issuance of these shares of the Company. No shares were issued in compensation or for consulting services during the three months ended December 31, 1998 and 1999.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE F - COMMITMENTS - Continued

2.          Lease Agreements

The Company leases its main office under a five-year lease expiring in May of 2004. The scheduled minimum lease payments are as follows:

        Year ending
       September 30,
       -------------

           2000              $189,228
           2001               189,228
           2002               189,228
           2003               189,228
           2004               118,268
                             --------

                             $875,180
                             ========

The above commitment schedule was prepared based on monthly base payments of $12,179 and minimum direct expenses of $3,590. However, the contract provides for an adjustment in the base rent on each anniversary date to reflect Consumer Price Index increases and additional increases in direct expenses to compensate for any change in facility maintenance expenses that facility may experience. During the year ended September 30, 1999 the Company entered into a month-to-month sublease agreement with one of its stockholders to sublease part of its office space. Total sublease income for the year ended September 30, 1999 and the three months ended December 31, 1999 was $12,075 and $6,620, respectively.

At commencement of the lease, the Company paid a refundable security deposit in the amount of $115,000. If the Company is in compliance with all of the lease provisions, the amount of the deposit should be reduced by $20,000 per year during the third, fourth and fifth year of the lease.

The Company entered into several other operating leases with terms of a year or less and monthly payments varying from $170 to $2,620. Rent expense for the years ended September 30, 1998 and 1999, and for the three months ended December 31, 1998 and 1999, was $6,170, $99,200, $2,800 and $55,758, respectively.

4.          Antidilution Provisions

The terms of the Agreement described in note A, as amended, provide that the Company will not take any action, until the date of any IPO of the Company shares, that would cause Upgrade's percentage of ownership in the Company to become diluted so as to result in Upgrade owing less than 50% of the issued and outstanding shares of the Company. The antidilution provisions are not affected by subsequent stock purchases by Upgrade directly from stockholders of the Company.

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE G - OTHER RELATED PARTY TRANSACTIONS

The Company and Upgrade each hold a 50% interest in Global CyberSystems, Inc. (Global CyberSystems), a Nevada corporation. On July 11, 1997, the Company entered into a Master Distribution Agreement with Global CyberSystems under which Global CyberSystems was granted the exclusive distribution rights of UltraCard products as follows: (1) worldwide for gaming applications, and (2) in the United States for banking, retail and convenience applications, as defined in the agreement. As of September 30, 1999, Global CyberSystems had not commenced its operations and the carrying amounts of its assets, liabilities and stockholders' equity were nominal.

During the year ended September 30, 1999, the Company accrued approximately $42,500 in marketing expenses payable to a company owned by a spouse of one of the Company's key employees. The fees were paid in full subsequent to September 30, 1999.

The receivable from stockholders is comprised of payroll withholding taxes and related charges associated with common stock issued to them as compensation and are interest free. Certain of these receivables are collateralized with the common stock. The other receivables are to be realized from the sale of their shares pursuant to an IPO.


NOTE H - STOCK OPTION PLAN

In September 1999, the Company established the 1999 Stock Option Plan (1999
Plan). The 1999 Plan allows the Company to grant options to employees, consultants, and directors for up to 1,000,000 shares of common stock. Option prices are generally equal to the fair market value of the shares of the Company's common stock on the date of grant. Options, generally, vest immediately and expire six years from the date of the grant.

The following is a summary of the employee stock option information for the year ended September 30, 1999.

                                                                 Weighted Average
                                                     Shares       Exercise Price
                                                    -------      ----------------

     Options outstanding at September 30, 1998           --      $             --

         Options granted                            280,666                  1.62
                                                    -------      ----------------

     Options outstanding at September 30, 1999      280,666      $           1.62
                                                    =======      ================

                                 UltraCard, Inc.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS

     September 30, 1998 and 1999 and December 31, 1998 and 1999 (unaudited)



NOTE H - STOCK OPTION PLAN - Continued

The following table summarizes information about options outstanding at September 30, 1999:


                                      Options Outstanding                                    Options Exercisable
                      --------------------------------------------------------     -------------------------------------
                                                                 Weighted            Weighted
                                                                  Average             Average
         Range of         Number            Exercise             Remaining             Number           Weighted Average
     Exercise Prices   Outstanding            Price           Contractual Life       Exercisable         Exercise Price
     ---------------  -------------      ---------------      ----------------     ---------------      ----------------
          $1.62             280,666           $1.62                6 years                 280,666                $1.62

The weighted average fair value of the options granted during the year ended September 30, 1999 was $0.34.

The Company accounts for its stock-based compensation plan in accordance with Accounting Principle Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation was recognized in connection with options granted to employees. The Company adopted the disclosure requirements SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, the Company is required to calculate and present the pro forma effect of all awards granted. For disclosure purposes, the fair value of each option granted to an employee has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.00%, dividend yield and volatility of 0%, and expected lives of 6 years. Based on the computed option values and the number of the options issued, had the Company recognized compensation expense, the following would have been its effect on the Company's net loss:

         `

                                Year ended
                            September 30, 1999
                            ------------------
    Net loss
----------------
As reported                    $3,738,882
Pro forma                       3,834,308

Loss per share
----------------
As reported                    $     0.56
Pro forma                            0.58

        PRO FORMA FINANCIAL INFORMATION

        The financial statements set forth above serve as the pro forma financial statements required by Regulation S-B, Item 310(d), as 2nd CMA's financial information taken as a whole is immaterial to that of Upgrade.

        EXHIBITS

   Exhibit No.    Description
   -----------    -----------
       2.1        Agreement and Plan of Merger

       3.1        Articles of Incorporation

       3.2        Articles of Amendment

       3.3        Bylaws

       4.1        Specimen Share Certificate

       4.2        2000 Stock Option Plan

       4.3        1999 Stock Option Plan, as Amended and Restated

       4.4        Warrant (Bland)

       4.5        Form of Warrant (European)

      27.1        Financial Data Schedule (Upgrade)

      99          Financial Data Schedule (UltraCard)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPGRADE INTERNATIONAL CORPORATION



By: /s/ Daniel S. Bland                                    4/6/2000
   ---------------------------                           ------------
Name: Daniel S. Bland                                       (Date)
Title:  President

                                  EXHIBIT INDEX


   Exhibit No.    Description                                           Page No.
   -----------    -----------                                           --------
       2.1        Agreement and Plan of Merger

       3.1        Articles of Incorporation

       3.2        Articles of Amendment

       3.3        Bylaws

       4.1        Specimen Share Certificate

       4.2        2000 Stock Option Plan

       4.3        1999 Stock Option Plan, as Amended and Restated

       4.4        Warrant (Bland)

       4.5        Form of Warrant (European)

      27.1        Financial Data Schedule (Upgrade)

      99          Financial Data Schedule (UltraCard)